Exhibit 4.2

TESARO, Inc.

(Company)

U.S. Bank National Association

(Trustee)

3.00% Convertible Senior Notes due 2021

FIRST SUPPLEMENTAL INDENTURE

Dated as of September 29, 2014

To

INDENTURE

Dated as of September 29, 2014

i

FIRST SUPPLEMENTAL INDENTURE, dated as of September 29, 2014, (this “Supplemental Indenture”), to the Indenture, dated as of September 29, 2014 (as amended, modified or supplemented from time to time in accordance therewith, the “Base Indenture” and, as amended, modified and supplemented by this Supplemental Indenture, the “Indenture”), between TESARO, Inc., a Delaware corporation, as issuer (the “Company”), and U.S. Bank National Association, as trustee,(in such capacity, the “Trustee”), conversion agent, registrar and paying agent.

RECITALS OF THE COMPANY

WHEREAS, the Company executed and delivered the Base Indenture to the Trustee to provide, among other things, for the issuance, from time to time, of Securities (as defined in the Base Indenture), in an unlimited aggregate principal amount, in one or more series to be established by the Company under, and authenticated and delivered as provided in, the Base Indenture;

WHEREAS, Section 2.01 of the Base Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Base Indenture to establish the forms of Securities of any series as contemplated by Section 3.01 of the Base Indenture;

WHEREAS, the Company has duly authorized the creation of an issue of the Company’s 3.00% Convertible Senior Notes due 2021 (the “Notes”), having the terms, tenor, amount and other provisions hereinafter set forth, and, to provide therefor, has duly authorized the execution and delivery of this Supplemental Indenture; and

WHEREAS, all things necessary to make the Notes, when duly executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the legal, valid and binding obligations of the Company, in accordance with the terms of the Notes and the Base Indenture and this Supplemental Indenture, have been done and performed, and the execution of this Supplemental Indenture and the issue hereunder of the Notes have in all respects been duly authorized;

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH, for and in consideration of the premises and the purchases of the Notes by the Holders thereof, it is mutually agreed, for the benefit of each other and the equal and proportionate benefit of all Holders (as hereinafter defined), as follows:

ARTICLE 1.
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01          Definitions and References. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Supplemental Indenture shall have the respective meanings specified in this Section 1.01.  Terms defined herein and in the Base Indenture shall have the meaning set forth in this

Section 1.01.  Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Base Indenture.  The words “herein”, “hereof”, “hereunder” and words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other Subdivision.  The word “or” is not exclusive and the word “including” means including without limitation.  The terms defined in this Article include the plural as well as the singular.  References to any Article, Section, Schedule or Exhibit are to this Supplemental Indenture except as herein otherwise expressly provided.

The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and shall govern only the terms of (and only the rights of the Holders and the obligations of the Company with respect to), the Notes, which may be issued from time to time, and shall not apply to any other securities that may be issued under the Base Indenture (or govern the rights of the holders of securities or the obligations of the Company with respect to any such other securities) unless a supplemental indenture with respect to such other securities specifically incorporates such changes, modifications and supplements.  The provisions of this Supplemental Indenture shall, with respect to the Notes, supersede any corresponding provisions in the Base Indenture.  If any provision of this Supplemental Indenture or the Notes conflicts with any provision of the Base Indenture, then (except as otherwise provided in any supplement to the Base Indenture or this Supplemental Indenture executed and delivered after the date hereof) the terms of this Supplemental Indenture or the Notes shall, to the extent of such conflict, govern with respect to the Notes.  Subject to the preceding sentence, and except as otherwise provided herein, the provisions of the Base Indenture shall apply to the Notes and govern the rights of the Holders of the Notes and the obligations of the Company and the Trustee with respect thereto.

Whenever this Supplemental Indenture provides that any article, section or other part hereof shall apply to the Notes in lieu of any article, section or other part of the Base Indenture, such article, section or other part of the Base Indenture shall, for purposes of interpreting the Base Indenture as it relates to the Notes, be deemed to be replaced with such article, section or other part hereof, mutatis mutandis.

“Additional Interest” means all amounts, if any, payable by the Company pursuant to Section 6.03.

“Additional Notes” means any Notes (other than the Initial Notes) issued under this Supplemental Indenture in accordance with Section 2.01, with the same terms as the Initial Notes except to the extent permitted otherwise under Section 2.01.

“Additional Shares” has the meaning specified in Section 4.06(a).

“Agent Members” has the meaning specified in Section 2.06(b).

“Agent” means any Paying Agent, Registrar, Conversion Agent or any other agent appointed pursuant to this Supplemental Indenture.

“Applicable Procedures” means, with respect to any matter at any time, the policies and procedures of a Depositary, if any, that are applicable to such matter at such time.

“Authenticating Agent” means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate Notes.

“Base Indenture” has the meaning specified in the first paragraph of this Supplemental Indenture.

“Bid Solicitation Agent” means the Company or the Person appointed by the Company from time to time to solicit bids for the Trading Price of the Notes in accordance with Section 4.01(b)(ii).  The Company shall initially act as the Bid Solicitation Agent.

“Business Day” means any day other than a Saturday, a Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

“Capital Stock” means, for any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the equity of such Person, but excluding any debt securities convertible into such equity.

“Cash Settlement” has the meaning specified in Section 4.03(a).

“Change in Control” means an event that shall be deemed to have occurred at the time, after the first date of original issuance for the Initial Notes, any of the following occurs:

(1)           any “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company or the Company’s Subsidiaries, is or becomes the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity representing 50% or more of the total voting power of the Company’s Common Equity or has the power, directly or indirectly, to elect a majority of the members of the Board of Directors;

(2)           the consummation of (x) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (y) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock shall be converted into cash, securities or other property; or (z) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and the Company’s Subsidiaries, taken as a whole, to any Person other than one of the Company’s wholly-owned Subsidiaries; provided, however, that neither (a) a transaction pursuant to which the Persons that “beneficially owned,” (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, the Company’s Common Equity immediately prior to such transaction “beneficially own,” (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, the Common Equity representing at least a majority of the total voting power of all outstanding classes of the Common Equity of the surviving or transferee Person and such holders’ proportional voting power immediately after such transaction vis-à-vis each other with respect to the securities they receive in such transaction shall be in substantially the same proportions as their respective voting power vis-à-vis each other immediately prior to such transaction, nor (b) any merger solely for the purpose of changing the Company’s jurisdiction of incorporation and resulting in the reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of Common Stock of the surviving entity shall constitute a “Change in Control”;

(3)           the first day on which a majority of the members of the Board of Directors are not Continuing Directors; or

(4)           the holders of the Company’s Capital Stock approve any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with this Supplemental Indenture);

provided, however, that, notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred if at least 90% of the consideration paid for the Common Stock in a transaction or transactions described under clause (2) of this definition of “Change in Control” above (excluding cash payments for any fractional shares and cash payments made pursuant to dissenters’ appraisal rights) consists of shares of common stock traded on a Permitted Exchange, or shall be so traded immediately following such transaction, and as a result therefrom, such consideration becomes the Reference Property for the Notes.  For the purposes of this definition of “Change in Control,” any transaction or event that constitutes a Change in Control under both clause (1) and clause (2) above will be deemed to constitute a Change in Control solely under clause (2) of this definition of “Change in Control.

If any transaction in which the Common Stock is replaced by the Reference Property comprised of securities of another entity occurs, following completion of any related Make-Whole Adjustment Event Period and any related Fundamental Change Purchase Date, references to the Company in this definition of “Change in Control” shall apply to such other entity instead.

“Clause A Distribution” has the meaning specified in Section 4.04(c).

“Clause B Distribution” has the meaning specified in Section 4.04(c).

“Clause C Distribution” has the meaning specified in Section 4.04(c).

“Close of Business” means 5:00 p.m., New York City time.

“Closing Sale Price” of the Common Stock for any day means the closing sale price per share (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) at 4:00 p.m. New York City time on that day as reported in composite transactions for the Exchange, or if the Common Stock is not listed on the Exchange, the principal U.S. national or regional securities exchange on which the Common Stock is listed for trading or, if the Common Stock is not listed on a U.S. national or regional securities exchange, as reported by OTC Markets Group Inc. or a similar organization at 4:00 p.m. New York City time on such date (or, in either case, the then-standard closing time for regular trading on the relevant exchange or trading system).  If the closing sale price of the Common Stock is not so reported, the “Closing Sale Price” shall be the average of the mid-point of the last bid and last ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Combination Settlement” has the meaning specified in Section 4.03(a).

“Common Equity” of any Person means the Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that shall control the management or policies of such Person.

“Common Stock” means the shares of common stock, par value $0.0001 per share, of the Company authorized at the date of this instrument as originally executed or shares of any class or classes of common stock resulting from any reclassification or reclassifications thereof; provided, however, that if at any time there shall be more than one such resulting class, the shares so issuable on conversion of Notes shall include shares of all such classes, and the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“common stock” includes any stock of any class of Capital Stock which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the issuer thereof and which is not subject to redemption by the issuer thereof.

“Company” has the meaning specified in the first paragraph of this Supplemental Indenture, and subject to the provisions of Article 9, shall include its successors and assigns.

“Company Order” means a written request or order signed in the name of the Company by one of its Officers, and delivered to the Trustee.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors who (i) was a member of such Board of Directors on the first date of original issuance of the Initial Notes, or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Conversion Agent” has the meaning specified in Section 5.02.

“Conversion Date” has the meaning specified in Section 4.02(b).

“Conversion Notice” has the meaning specified in Section 4.02(b)(i).

“Conversion Period” means, with respect to any Note surrendered for conversion, (i) if the relevant Conversion Date occurs prior to the 45th Scheduled Trading Day immediately preceding the Maturity Date, the 40 consecutive VWAP Trading Day period beginning on, and including, the third VWAP Trading Day immediately following such Conversion Date; and (ii) if the relevant Conversion Date occurs on or after the 45th Scheduled Trading Day immediately preceding the Maturity Date, the 40 consecutive VWAP Trading Day period beginning on, and including, the 42nd Scheduled Trading Day immediately preceding the Maturity Date.

“Conversion Price” means, in respect of each Note, as of any date, $1,000 divided by the Conversion Rate in effect on such date.

“Conversion Rate” means initially 28.4627 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment as set forth herein.

“Corporate Trust Office” means, with respect to the office of the Trustee, the designated corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be principally administered, which office at the date hereof is located at 100 Wall Street, Suite 1600, New York, New York 10005; Attn: Corporate Trust Services or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“corporation” means a corporation, association, joint stock company, limited liability company or business trust.

“Custodian” means the Trustee, as custodian with respect to the Notes (so long as the Notes constitute Global Notes), or any successor entity.

“Daily Conversion Value” means, for each VWAP Trading Day during any Conversion Period, one-fortieth (1/40th) of the product of (i) the applicable Conversion Rate in effect on such VWAP Trading Day and (ii) the Daily VWAP on such VWAP Trading Day.

“Daily Measurement Value” means, for any conversion of Notes, the applicable Specified Dollar Amount divided by 40.

“Daily Net Share Number” means, for each $1,000 principal amount of Notes surrendered for conversion, for each of the 40 consecutive VWAP Trading Days during the Conversion Period, a number of shares of Common Stock equal to (A) the difference between the Daily Conversion Value for such VWAP Trading Day and the Daily Measurement Value, divided by (B) the Daily VWAP for such VWAP Trading Day.

“Daily Settlement Amount” for each $1,000 principal amount of Notes surrendered for conversion, for each of the 40 consecutive VWAP Trading Days during the Conversion Period, shall consist of: (i) if the Daily Conversion Value for such VWAP Trading Day exceeds the Daily Measurement Value, the sum of (x) a cash payment of the Daily Measurement Value; and (y) a number of shares of Common Stock equal to the Daily Net Share

Number for such VWAP Trading Day; or (ii) if the Daily Conversion Value for such VWAP Trading Day is less than or equal to the Daily Measurement Value, a cash payment equal to the Daily Conversion Value.

“Daily VWAP” for the Common Stock (or any security that is part of the Reference Property underlying the Notes, if applicable), in respect of any VWAP Trading Day, means the per share volume-weighted average price of the Common Stock (or other security) as displayed under the heading “Bloomberg VWAP” on Bloomberg Page “TSRO Equity AQR” (or its equivalent successor if such page is not available, or the Bloomberg Page for any security that is part of such Reference Property, if applicable) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day or, if such volume-weighted average price is unavailable (or such Reference Property is not a security), the market value of one share of the Common Stock (or such Reference Property) on such VWAP Trading Day as determined in good faith by the Board of Directors in a commercially reasonable manner, using, if practicable, a volume-weighted average price method (unless such Reference Property is not a security).  The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside the regular trading session.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Depositary” means, with respect to the Notes issuable or issued in the form of a Global Note, the Person designated as Depositary by the Company until a successor Depositary shall have become such pursuant to the applicable provisions of this Supplemental Indenture, and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder. The Company has appointed The Depository Trust Company as the initial Depositary for the Notes.

“Distributed Property” has the meaning specified in Section 4.04(c).

“Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the U.S. that is legal tender for the payment of public and private debts at the time of payment.

“Effective Date” means, with respect to a Fundamental Change or a Make-Whole Adjustment Event, as applicable, the date such Fundamental Change or Make-Whole Adjustment Event occurs or becomes effective; provided, however, that, as used in Section 4.04, “Effective Date” means the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share subdivision or combination, as applicable.

“Event of Default” has the meaning specified in Section 6.01.

“Ex-Dividend Date” means the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of the Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange” means The NASDAQ Global Select Market or its successor.

“Final Settlement Method Election Date” means the 85th Scheduled Trading Day immediately preceding the Maturity Date.

“Form of Assignment and Transfer” means the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

“Form of Fundamental Change Purchase Notice” means the “Form of Fundamental Change Purchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Notice of Conversion” means the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Free Convertibility Date” means April 1, 2021.

“Fundamental Change” means the occurrence of a Change in Control or a Termination of Trading.

“Fundamental Change Company Notice” has the meaning specified in Section 3.02(a).

“Fundamental Change Expiration Time” has the meaning specified in Section 3.03(a)(i).

“Fundamental Change Purchase Date” has the meaning specified in Section 3.01.

“Fundamental Change Purchase Notice” has the meaning specified in Section 3.03(a)(i).

“Fundamental Change Purchase Price” has the meaning specified in Section 3.01.

“Global Note” means a Note evidencing all or part of a series of Notes, issued to the Depositary for such series or its nominee, and registered in the name of such Depositary or nominee.

“Holder” means the Person in whose name a Note is registered in the Register.

“Indenture” has the meaning specified in the first paragraph of this Supplemental Indenture.

“Initial Notes” has the meaning specified in Section 2.01.

“Interest Payment Date” means, with respect to the payment of interest on the Notes, each April 1 and October 1 of each year, beginning on, in the case of the Initial Notes, April 1, 2015.

“Issue Date” means, with respect to any Notes, the date the Notes are originally issued as set forth on the face of the Notes under this Supplemental Indenture.

“Make-Whole Adjustment Event” means (i) any Change in Control (determined after giving effect to any exceptions or exclusions from the definition of “Change in Control” but without giving effect to the proviso in clause (2) of the definition thereof) and (ii) any Termination of Trading.

“Make-Whole Adjustment Event Period” has the meaning specified in Section 4.06(a).

“Maturity Date” means October 1, 2021.

“Merger Event” has the meaning specified in Section 4.07(a).

“Note” or “Notes” has the meaning specified in the third paragraph of the Recitals of this Supplemental Indenture.

“Officer” or “officer” shall mean, the Chairman of the Board of Directors, the Chief Executive Officer, the President or a Vice President (whether or not designated by a number or word or words added before or after the title “Vice President”) of the Company.

“Offer Expiration Date” has the meaning specified in Section 4.04(e).

“Officers’ Certificate” means a certificate signed by the Chairman of the Board of Directors, the Chief Executive Officer, the President or a Vice President (whether or not designated by a number or a word or words added before or after the title “vice president”) and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company and delivered to the Trustee.

“Open of Business” means 9:00 a.m., New York City time.

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of, or counsel for, the Company or an Affiliate of the Company.

“Outstanding” means, with respect to the Notes, any Notes authenticated by the Trustee except (i) Notes cancelled by it, (ii) Notes delivered to it for cancellation and (iii)(A) Notes replaced pursuant to Section 2.09 hereof, on and after the time such Note is replaced (unless the Trustee and the Company receive proof satisfactory to them that such Note is held by a protected purchaser), (B) Notes converted pursuant to Article 4 hereof, on and after their Conversion Date, (C) any and all Notes, the principal of which has become due and payable as of the Maturity Date, on a Fundamental Change Purchase Date, or otherwise and in respect of which the Paying Agent is holding, in accordance with this Supplemental Indenture, money sufficient to pay all of the Notes then payable, and (D) any and all Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.  In determining whether the Holders of the required principal amount of Notes have concurred in any request, demand, authorization, direction, notice, consent or waiver, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company shall be considered as though not Outstanding, except that in determining whether the Trustee shall be protected in relying upon any request, demand, authorization, direction, notice, consent or waiver, only such Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be disregarded. Upon the request of the Trustee, the Company shall promptly furnish to the Trustee an Officers’ Certificate listing and identifying all Notes, if any, known by the Company to be owned by or held by or for the account of any of the above-described Persons and the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts set forth therein and of the fact that all Notes not listed therein are Outstanding for the purpose of any such determination.

Notwithstanding anything to the contrary in the Indenture or the Notes, this definition of the term “outstanding” shall apply to the Notes in lieu of “Outstanding” in the Base Indenture (other than the proviso set forth in the definition of “Outstanding” in the Base Indenture).

“Paying Agent” means any Person authorized by the Company to pay the principal amount of, interest on, or the Fundamental Change Purchase Price with respect to, any Notes on behalf of the Company.

“Permitted Exchange” has the meaning mentioned in the definition of “Termination of Trading.”

“Physical Notes” means permanent, certificated Notes in definitive, fully registered form issued in minimum denominations of $1,000 principal amount and integral multiples of $1,000 in excess thereof.

“Physical Settlement” has the meaning specified in Section 4.03(a).

“Preliminary Prospectus Supplement” means the Preliminary Prospectus Supplement dated September 22, 2014 related to the offering of the Initial Notes.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, statute, contract or otherwise).

“Reference Property” has the meaning specified in Section 4.07(a).

“Register” and “Registrar” have the respective meanings specified in Section 2.06(a).

“Regular Record Date” means, with respect to any Interest Payment Date, March 15 (whether or not a Business Day) or September 15 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

“Reporting Event of Default” has the meaning specified in Section 6.03(a).

“Rule 144” means Rule 144 under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading.  If the Common Stock is not listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Settlement Amount” has the meaning specified in Section 4.03(a)(ii).

“Settlement Election” has the meaning specified in Section 4.03(a)(i).

“Settlement Election Notice” has the meaning specified in Section 4.03(a)(i).

“Settlement Method” means, with respect to any conversion of Notes, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to be elected) by the Company in accordance with Section 4.03(a)(i).

“Specified Dollar Amount” means, for any conversion of Notes, the maximum cash amount per $1,000 principal amount of Notes to be received by the Holder upon conversion as specified in the Company’s Specified Dollar Amount Election Notice (which may be part of the Settlement Election Notice) or otherwise deemed to be elected by the Company in respect of such conversion as provided herein.

“Specified Dollar Amount Election” has the meaning specified in Section 4.03(a)(i).

“Specified Dollar Amount Election Notice” has the meaning specified in Section 4.03(a)(i).

“Spin-Off” has the meaning specified in Section 4.04(c).

“Stock Price” has the meaning specified in Section 4.06(c).

“Successor Company” has the meaning specified in Section 9.01(a).

“Supplemental Indenture” has the meaning specified in the first paragraph of this Supplemental Indenture.

“Termination of Trading” means that the Common Stock (or other Reference Property into which the Notes are then convertible) ceases to be listed or quoted on any of the Exchange, The New York Stock Exchange or The NASDAQ Global Market (or any of their respective successors) (such exchanges or any of their respective successors, a “Permitted Exchange”).

“Transfer Agent” initially means Computershare Trust Company, N.A.

“Trading Day” means a day on which (i) the Exchange or, if the Common Stock is not listed on the Exchange, the principal other U.S. national or regional securities exchange on which the Common Stock is then listed, or if the Common Stock is not listed on a U.S. national or regional securities exchange, the principal other market on which the Common Stock is traded, is open for trading, in each case, with a scheduled closing time of 4:00 p.m. (New York City time) or the then-standard closing time for regular trading on the relevant exchange or trading system, or if the Common Stock is not so listed or traded, any Business Day and (ii) a Closing Sale Price for the Common Stock is available on such securities exchange or market.

“Trading Price” means, on any date of determination, the average of the secondary market bid quotations per $1,000 principal amount of Notes obtained by the Bid Solicitation Agent (or, if the Company is acting as the Bid Solicitation Agent, the Company) for $2,000,000 principal amount of the Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company; provided that, if three such bids cannot reasonably be obtained by the Company or the Bid Solicitation Agent, as applicable, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Company or the Bid Solicitation Agent, as applicable, that one bid shall be used.  If on any date of determination, (i) the Company or the Bid Solicitation Agent, as applicable, cannot reasonably obtain at least one bid for $2,000,000 principal amount of the Notes from an independent nationally recognized securities dealer, (ii) if the Company is not acting as the Bid Solicitation Agent and the Company fails to request the Bid Solicitation Agent to obtain bids when required or (iii) if the Company requests that the Bid Solicitation Agent obtain bids and the Bid Solicitation Agent fails to obtain such bids (or, if the Company is acting as the Bid Solicitation Agent, the Company fails to obtain such bids), then, in each case, the Notes shall be convertible under the condition to conversion set forth in Section 4.01(b)(ii) for the next 5 consecutive Business Days following such date of determination.

“Trigger Event” has the meaning specified in Section 4.04(c).

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Supplemental Indenture until a successor Trustee shall have become such pursuant to Section 11.12, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed.

“Underwriting Agreement” means that certain Underwriting Agreement, dated September 23, 2014, among the Company and Citigroup Global Markets Inc. and Deutsche Bank Securities Inc., as representatives of the underwriters.

“Unit of Reference Property” has the meaning specified in Section 4.07(a).

“U.S.” means the United States of America.

“Valuation Period” has the meaning specified in Section 4.04(c).

“Vice President,” when used with respect to the Company means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.

“VWAP Market Disruption Event” means (i) a failure by the Exchange, or if the Common Stock is not listed on the Exchange, the principal other U.S. national or regional securities exchange on which the Common Stock is then listed, to open for trading during its regular trading session or (ii) the occurrence or existence for more than one half-hour period in the aggregate on any Scheduled Trading Day for the Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.

“VWAP Trading Day” means a day on which (i) there is no VWAP Market Disruption Event and (ii) the Exchange or, if the Common Stock is not listed on the Exchange, the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a U.S. national or regional securities exchange, the principal other market on which the Common Stock is traded, is open for trading, in either case, with a scheduled closing time of 4:00 p.m. (New York City time) or the then-standard closing time for regular trading on the relevant exchange or market, or if the Common Stock is not listed, any Business Day.

Section 1.02          References to Interest.  Any reference to interest on, or in respect of, any Note in this Supplemental Indenture shall be deemed to include Additional Interest, if, in such context, Additional Interest, is, was or would be payable pursuant hereto.  Any express mention of the payment of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

ARTICLE 2.
THE NOTES

Section 2.01          Title and Terms; Payments.  The aggregate principal amount of Notes that may be authenticated and delivered under this Supplemental Indenture is initially limited to

$201,250,000.00 (the “Initial Notes”), except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 2.05, 2.06, 2.09, 2.11, 2.12, 3.07 or 4.02.  The Company may, from time to time after the execution of this Supplemental Indenture, execute and deliver to the Trustee for authentication Additional Notes of an unlimited aggregate principal amount, and the Trustee shall thereupon authenticate and deliver said Additional Notes upon receipt of a Company Order, without any further action by the Company hereunder; provided, however, that (1) if any such Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, any such Additional Notes shall have a separate CUSIP number for so long as they remain not fungible; (2) such Additional Notes must be issued pursuant to the same terms (other than the date of issuance for such Notes and, if applicable in accordance with Section 2.14, the date from which interest shall initially accrue and the date of the first interest payment) as the Initial Notes; (3) the Trustee must receive an Officers’ Certificate as described in Section 3.03 of the Base Indenture and to the effect that such issuance of Additional Notes complies with the provisions of this Supplemental Indenture, including each provision of this paragraph and all conditions precedent to the issuance and authentication of such Additional Notes have been satisfied; and (4) the Trustee must receive an Opinion of Counsel as described in Section 3.03 of the Base Indenture and which shall state (a) that the form of such Additional Notes has been established by a supplemental indenture or pursuant to the Board Resolutions in accordance with this Section 2.01 and Section 2.04 and in conformity with the provisions of this Supplemental Indenture; (b) that the terms of such Additional Notes have been established in accordance with this Section 2.01 and in conformity with the other provisions of this Supplemental Indenture and all conditions precedent to the issuance and authentication of such Additional Notes have been satisfied; and (c) that such Additional Notes have been duly authorized, executed and delivered by the Company and, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, shall constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles.

The Notes shall be known and designated as the “3.00% Convertible Senior Notes due 2021” of the Company.  The principal amount shall be payable on the Maturity Date unless no longer Outstanding because earlier purchased, converted or redeemed in accordance with this Supplemental Indenture.

The principal amount of Physical Notes shall be payable in U.S. dollars at the Corporate Trust Office and at any other office or agency, in each case in the continental U.S., maintained by the Company for such purpose.  Interest on Physical Notes shall be payable (i) to Holders holding Physical Notes having an aggregate principal amount of $1,000,000 or less of Notes, by check mailed to such Holders at the address set forth in the Register and (ii) to Holders holding Physical Notes having an aggregate principal amount of more than $1,000,000 of Notes, either by check mailed to such Holders or, upon request by such a Holder, by wire transfer in immediately available funds to such Holder’s account within the U.S.  The Company shall pay or cause the Trustee or Paying Agent to pay principal of, and interest on, Global Notes in U.S. dollars and in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Global Note, on each Interest Payment Date, Fundamental Change Purchase Date, the Maturity Date or other payment date, as the case may be.

Section 2.02          Ranking.  The Notes constitute direct unsecured, senior obligations of the Company.

Section 2.03          Denominations.  Pursuant to Sections 3.01 and 3.02 of the Base Indenture, the Notes shall be issuable only in registered form without coupons and in minimum denominations of $1,000 and any integral multiple of $1,000 in excess thereof.

Section 2.04          Execution, Authentication, Delivery and Dating.  The Notes shall be executed on behalf of the Company by one of its Officers.

Notwithstanding anything to the contrary in Section 2.02 of the Base Indenture, each Note will bear a Trustee’s certificate of authentication substantially in the form included in Exhibit A hereto.  Each Note will also bear the Form of Notice of Conversion, the Form of Fundamental Change Purchase Notice and the Form of Assignment and Transfer.

At any time and from time to time after the execution and delivery of this Supplemental Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes.  The Company Order shall specify the amount of Notes to be authenticated, and shall further specify the amount of such Notes to be issued as one or more Global Notes or as one or more Physical Notes.  The Trustee in accordance with such Company Order shall authenticate and deliver such Notes as provided in this Supplemental Indenture and not otherwise.

Each Note shall be dated the date of its authentication.

No Note shall be entitled to any benefit under this Supplemental Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by an authorized signatory of the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 2.05          Temporary Notes.  Pending the preparation of Physical Notes, the Company may execute, and upon receipt of a Company Order the Trustee shall authenticate and deliver, temporary Notes that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the Physical Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officer executing such Notes may determine, as evidenced by such Officer’s execution of such Notes.

After the preparation of Physical Notes, the temporary Notes shall be exchangeable for Physical Notes upon surrender of the temporary Notes at any office or agency of the Company designated pursuant to Section 5.02, without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute, and the Trustee shall, upon receipt of a Company Order, authenticate and deliver, in exchange therefor a like principal amount of Physical Notes of authorized denominations.  Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Supplemental Indenture as Physical Notes.

Notwithstanding anything to the contrary in the Indenture or the Notes, this Section 2.05 shall apply to the Notes in lieu of Section 3.04 of the Base Indenture.

Section 2.06          Registration; Registration of Transfer and Exchange.

(a)           The Company shall cause to be kept at the applicable Corporate Trust Office of the Trustee in the continental U.S. a register (the register maintained in such office and in any other office or agency designated pursuant to Section 5.02 being herein sometimes collectively referred to as the “Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration and transfer of Notes.  The Trustee is hereby appointed registrar (the “Registrar”) for the purpose of registering the transfer and exchange of the Notes as herein provided.

Upon surrender for registration of transfer of any Note at an office or agency of the Company designated pursuant to Section 5.02 for such purpose, the Company shall execute, and upon receipt of a Company Order the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination and of a like aggregate principal amount and tenor.

At the option of the Holder and subject to the other provisions of Section 2.11, Notes may be exchanged for other Notes of any authorized denomination and of a like aggregate principal amount and tenor, upon surrender of the Notes to be exchanged at such office or agency.  Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall, upon receipt of a Company Order, authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company evidencing the same debt, and entitled to the same benefits under this Supplemental Indenture as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company, the Registrar or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company, the Registrar and the Trustee duly executed, by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Notes, but the Company and the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.11 not involving any transfer.

Neither the Company nor the Registrar shall be required to exchange or register a transfer of any Note in the circumstances set forth in Section 2.11(a)(iv).

Notwithstanding anything to the contrary in the Indenture or the Notes, this Section 2.06(a) shall apply to the Notes in lieu of Section 3.05 of the Base Indenture.

(b)           Neither any members of, or participants in, the Depositary (collectively, the “Agent Members”) nor any other Persons on whose behalf any Agent Member may act shall have any rights under this Supplemental Indenture with respect to any Global Note registered in the name of the Depositary or any nominee thereof, or under any such Global Note, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee, the Agents and any of their respective agents as the absolute owner and Holder of such Global Note for all purposes whatsoever.  Neither the Trustee nor any Agent shall have any liability, responsibility or obligation to any Agent Members or any other Person on whose behalf Agent Members may act with respect to (i) any ownership interests in the Global Note, (ii) the accuracy of the records of the Depositary or its nominee, (iii) any notice required hereunder, (iv) any payments under or with respect to the Global Note or (v) actions taken or not taken by any Agent Members. The rights of beneficial owners in any Global Note shall be exercised only through the Depositary in accordance with Applicable Procedures. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its direct or indirect participants.

(c)           Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, any Agent or any of their respective agents from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Note.  The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Supplemental Indenture or the Notes.

Section 2.07          Reserved

Section 2.08          Reserved

Section 2.09          Mutilated, Destroyed, Lost and Stolen Notes.  If any mutilated Note is surrendered to the Trustee, the Company shall execute, and the Trustee shall, upon receipt of a Company Order, authenticate and deliver, in exchange therefor a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding. If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of written notice to the Company or the Trustee that such Note has been acquired by a protected purchaser, the

Company shall execute, and the Trustee shall, upon receipt of a Company Order, authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section 2.09, the Company may require payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section 2.09 in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Supplemental Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Notwithstanding anything to the contrary in the Indenture or the Notes, this Section 2.09 shall apply to the Notes in lieu of Section 3.06 of the Base Indenture.

Section 2.10          Persons Deemed Owners.  Subject to the rights of Holders as of the Regular Record Date to receive payments of interest on the related Interest Payment Date, prior to due presentment of a Note for registration of transfer, the Company, the Trustee, each Agent, and any of their respective agents may treat the Person in whose name such Note is registered in the Register as the owner of such Note for the purpose of receiving payment of the principal of such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee, the Agents nor any of their respective agents shall be affected by notice to the contrary.

Notwithstanding anything to the contrary in the Indenture or the Notes, this Section 2.09 shall apply to the Notes in lieu of Section 3.08 of the Base Indenture.

Section 2.11          Transfer and Exchange.

(a)           Provisions Applicable to All Transfers and Exchanges.

(i)            Subject to the restrictions set forth in this Section 2.11, Physical Notes and beneficial interests in Global Notes may be transferred or exchanged from time to time as desired, and each such transfer or exchange shall be noted by the Registrar in the Register.

(ii)           All Notes issued upon any registration of transfer or exchange in accordance with this Supplemental Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Supplemental Indenture as the Notes surrendered upon such registration of transfer or exchange.

(iii)          No service charge shall be imposed on any Holder of a Physical Note or any owner of a beneficial interest in a Global Note for any exchange or registration of transfer, but each of the Company, the Trustee or the Registrar may require such Holder or owner of a beneficial interest to pay a sum sufficient to cover any transfer tax, assessment or other governmental charge imposed in connection with such registration of transfer or exchange.

(iv)          Unless the Company specifies otherwise, none of the Company, the Trustee, the Registrar or any co-Registrar shall be required to exchange or register a transfer of any Note (i) that has been surrendered for conversion, or (ii) as to which a Fundamental Change Purchase Notice has been delivered and not withdrawn, except to the extent any portion of such Note is not subject to the foregoing.

(v)                       Neither the Trustee nor the Registrar shall have (i) any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Supplemental Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among beneficial owners of interests in any Global Note) other than to require delivery of such transfer certificates and other documentation or evidence as are expressly required by the terms of this Supplemental Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof, or (ii) any responsibility for any actions taken or not taken by the Depositary.

(b)           In General; Transfer and Exchange of Beneficial Interests in Global Notes.  So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law or by Section 2.11(c):

(i)            all Notes shall be represented by one or more Global Notes;

(ii)           every transfer and exchange of a beneficial interest in a Global Note shall be effected through the Depositary in accordance with the Applicable Procedures and the provisions of this Supplemental Indenture; and

(iii)          each Global Note may be transferred only as a whole and only (A) by the Depositary to a nominee of the Depositary, (B) by a nominee of the Depositary to the Depositary or to another nominee of the Depositary or (C) by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(c)           Transfer and Exchange of Global Notes for Physical Notes.

(i)            Notwithstanding any other provision of this Supplemental Indenture, each Global Note shall be exchanged for Physical Notes if the Depositary delivers notice to the Company that:

(A)          the Depositary is unwilling or unable to continue to act as Depositary; or

(B)          the Depositary is no longer registered as a clearing agency under the Exchange Act or is otherwise no longer permitted under applicable law to continue as Depositary for such Global Note;

and, in each case, the Company promptly delivers a copy of such notice to the Trustee and a successor Depositary is not appointed within 90 days after such notice from the Depositary is received.

In each such case, the Company shall, in accordance with Section 2.04, promptly execute, and, upon receipt of a Company Order, the Trustee, in accordance with Section 2.04, shall promptly authenticate and deliver, for each beneficial interest in each Global Note so exchanged, an aggregate principal amount of Physical Notes equal to the aggregate principal amount of such beneficial interest, registered in such names and in such authorized denominations as the Depositary specifies.

(ii)           In addition, if an Event of Default has occurred with regard to the Notes represented by the relevant Global Note and such Event of Default has not been cured or waived, any owner of a beneficial interest in a Global Note may deliver a written request through the Depositary to exchange such beneficial interest for Physical Notes.

In such case, (A) the Registrar shall deliver notice of such request to the Company and the Trustee, which notice shall identify the aggregate principal amount of such beneficial interest and the CUSIP of the relevant Global Note; (B) the Company shall, in accordance with Section 2.04, promptly execute, and, upon receipt of a Company Order, the Trustee, in accordance with Section 2.04, shall promptly authenticate and deliver, to such owner, for the beneficial interest so exchanged by such owner, Physical Notes registered in such owner’s name having an aggregate principal amount equal to the aggregate principal amount of such beneficial interest as the Depositary specifies; and (C) the Trustee, in accordance with the Applicable Procedures, shall cause the principal amount of such Global Note to be decreased by the aggregate principal amount of the beneficial interest so exchanged.  If all of the beneficial interests in a Global Note are so exchanged, such Global Note shall be deemed surrendered to the Trustee for cancellation, and the Trustee shall cause such Global Note to be cancelled in accordance with the Applicable Procedures.

(d)                                 Transfer and Exchange of Physical Notes.

(i)                                     If Physical Notes are issued, a Holder may transfer a Physical Note by: (A) surrendering such Physical Note for registration of transfer to the Registrar, together with any endorsements or instruments of transfer required by any of the Company, the Trustee or the Registrar; and (B) satisfying all other requirements for such transfer set forth in this Section 2.11.  Upon the satisfaction of conditions (A) and (B) of the immediately preceding sentence, the Company, in accordance with Section 2.04, shall promptly execute and deliver to the Trustee, and the Trustee, upon receipt of a Company Order, shall, in accordance with Section 2.04, promptly authenticate and deliver, in the name of the designated transferee or transferees, one or more new Physical Notes, of any authorized denomination, having like aggregate principal amount.

(ii)                                  If Physical Notes are issued, a Holder may exchange a Physical Note for other Physical Notes of any authorized denominations and aggregate principal amount equal to the aggregate principal amount of the Notes to be exchanged by surrendering such Notes, together with any endorsements or instruments of transfer required by any of the Company, the Trustee or the Registrar, at any office or agency maintained by the Company for such purposes pursuant to Section 5.02.  Whenever a Holder surrenders Notes for exchange, the Company, in accordance with Section 2.04, shall promptly execute and deliver to the Trustee, and the Trustee, upon receipt of a Company Order and in accordance with Section 2.04, shall promptly authenticate and deliver the Notes that such Holder is entitled to receive, bearing registration numbers not contemporaneously outstanding.

(iii)                               If Physical Notes are issued, a Holder may transfer or exchange a Physical Note for a beneficial interest in a Global Security by (A) surrendering such Physical Note for registration of transfer or exchange, together with any endorsements or instruments of transfer required by any of the Company, the Trustee or the Registrar, at any office or agency maintained by the Company for such purposes pursuant to Section 5.02; (B) satisfying all other requirements for such transfer set forth in this Section 2.11; and (C) providing written instructions to the Trustee to make, or to direct the Registrar to make, an adjustment in its books and records with respect to the applicable Global Note to reflect an increase in the aggregate principal amount of the Notes represented by such Global Note, which instructions shall contain information regarding the Depositary account to be credited with such increase.  Upon the satisfaction of conditions (A), (B) and (C), the Trustee shall cancel such Physical Note and cause, in accordance with the Applicable Procedures, the aggregate principal amount of Notes represented by such Global Note to be increased by the aggregate principal amount of such Physical Note, and shall credit or cause to be credited the account of the Person specified in the instructions provided by the exchanging Holder in an amount equal to the aggregate principal amount of such Physical Note.  If no Global Notes are then Outstanding, the Company, in accordance with Section 2.04, shall promptly execute and deliver to the Trustee, and the Trustee, upon receipt of a Company Order and in accordance with Section 2.04, shall promptly authenticate, a new Global Note in the appropriate aggregate principal amount.

Section 2.12                             Purchase of Notes; Cancellation.  The Company or the Company’s Subsidiaries may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company or to the Company’s Subsidiaries), purchase Notes in the open market or by tender offer at any price or by private agreement.  The Company shall cause any Notes so purchased (other than Notes purchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the Trustee for cancellation.  For the avoidance of doubt, any such Notes purchased by the Company shall be retired and no longer Outstanding hereunder.

The Company shall deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold.  The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, purchase, repurchase, conversion or cancellation in accordance with its customary practices.  If the Company shall acquire any of the Notes in any manner whatsoever, such acquisition shall not operate as a satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation. The Notes so acquired, while held by or on behalf of the Company or any of its Subsidiaries, shall not entitle the Holder thereof to convert the Notes. The Company may not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation.

The Registrar shall retain, in accordance with its customary procedures, copies of all letters, notices and other written communications received pursuant to this Section 2.12.  The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

Notwithstanding anything to the contrary in the Indenture or the Notes, this Section 2.12 shall apply to the Notes in lieu of Section 3.09 of the Base Indenture.

Section 2.13                             CUSIP Numbers.  In issuing the Notes, the Company may use “CUSIP” numbers (if then generally in use); provided that the Trustee shall not have any liability for any defect in the CUSIP numbers as they appear on any Notes, notice, or elsewhere and; provided further, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes.  The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

Section 2.14                             Payment and Computation of Interest.  The Notes shall bear cash interest at a rate of 3.00% per year until the Maturity Date, unless earlier purchased or converted, in accordance with the provisions herein.  Interest on the Notes shall accrue from the most recent date on which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, (x) in the case of the Initial Notes, September 29, 2014 or (y) in the case of any other Notes, the date of original issuance of such Notes.  Interest shall be paid to the Person in whose name a Note is registered at the Close of Business on the Regular Record Date immediately preceding the relevant Interest Payment Date semiannually in arrears on each Interest Payment Date; provided that, if any Interest Payment Date, Maturity Date or Fundamental Change Purchase Date of a Note falls on a day that is not a Business Day (which, solely for the purposes of any payment required to be made on any such Interest Payment Date, Maturity Date, Fundamental Change Purchase Date or and solely for purposes of this Section, shall also not include days in which the office where the place of payment in the continental U.S. is authorized or required by law to close), the required payment shall be made on the next succeeding Business Day and no interest on such payment shall accrue in respect of the delay.  Interest on the Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

Payments of the Fundamental Change Purchase Price, principal and interest on any Note, in each case, that are not made when due shall accrue interest per annum at the then-applicable interest rate plus one percent from the required payment date.

The Company shall pay Additional Interest under certain circumstances as provided in Section 6.03.

Notwithstanding anything to the contrary in the Indenture or the Notes, this Section 2.14 shall apply to the Notes in lieu of Section 1.12 of the Base Indenture.

ARTICLE 3.
REPURCHASE AT THE OPTION OF THE HOLDERS

Section 3.01                             Purchase at Option of Holders upon a Fundamental Change.  If a Fundamental Change occurs, then each Holder shall have the right, at such Holder’s option, to require the Company to purchase for cash all of such Holder’s Notes, or any portion of such Holder’s Notes that is equal to $1,000, or an integral multiple of $1,000 in excess thereof, on a date (the “Fundamental Change Purchase Date”) specified by the Company that is not less than 20 or more than 35 Business Days after the occurrence of such Fundamental Change, at a purchase price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest to but excluding the Fundamental Change Purchase Date (the “Fundamental Change Purchase Price”); provided, however, that if the Fundamental Change Purchase Date is after a Regular Record Date and on or prior to the Interest Payment Date to which it relates, the Company shall instead pay interest accrued to the Interest Payment Date to the Holder of record of the Note as of the preceding Regular Record Date and the Fundamental Change Purchase Price shall then be equal to 100% of the principal amount of the Note subject to purchase and shall not include any accrued and unpaid interest.  Notwithstanding the foregoing, there shall be no purchase of any Notes pursuant to this Section 3.01 if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Fundamental Change Purchase Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Purchase Price with respect to such Notes).  In the event the principal amount of the Notes is accelerated following delivery of a Fundamental Change Company Notice (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Purchase Price with respect to such Notes), the Trustee shall promptly (i) return to the respective Holders thereof any Physical Notes tendered to it or (ii) effect appropriate book-entry transfers to the respective beneficial holders thereof any beneficial interests in a Global Note tendered to it in compliance with the Applicable Procedures, in which case, upon such return or transfer, as the case may be, the Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 3.02                             Fundamental Change Company Notice.

(a)                                 General.  On or before the 10th Business Day after the occurrence of a Fundamental Change, the Company shall mail to all Holders of the Notes, the Trustee and the Paying Agent (in the case of any Paying Agent other than the Trustee) a written notice (the “Fundamental Change Company Notice”) of the occurrence of such Fundamental Change and of the purchase right at the option of the Holders arising as a result thereof.  Such notice shall be sent to the Holders in accordance with Section 12.08(c) (with a copy to the Trustee).  In addition to providing such Fundamental Change Company Notice, on or before the 10th Business Day after the occurrence of such Fundamental Change, the Company shall issue a press release announcing the occurrence of such Fundamental Change and make the press release available on the Company’s website.  Each Fundamental Change Company Notice shall specify:

(i)                                     the events causing the Fundamental Change;

(ii)                                  the Effective Date of the Fundamental Change, and whether the Fundamental Change is a Make-Whole Adjustment Event;

(iii)                               the last date on which a Holder of Notes may exercise the purchase right pursuant to Section 3.01;

(iv)                              the Fundamental Change Purchase Price;

(v)                                 the Fundamental Change Purchase Date;

(vi)                              the name and address of the Paying Agent and the Conversion Agent, if applicable;

(vii)                           the applicable Conversion Rate and any adjustments to the applicable Conversion Rate resulting from the Fundamental Change, and the procedures required for exercise of a Holder’s right to convert its Notes as described in Section 4.02;

(viii)                        if applicable, that the Notes with respect to which a Fundamental Change Purchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Purchase Notice in accordance with Section 3.05;

(ix)                              the procedures required for exercise of the purchase option upon the Fundamental Change, including that the Holder must exercise the purchase option prior to the Fundamental Change Expiration Time; and

(x)                                 that the Holder shall have the right to withdraw any Notes surrendered for purchase prior to the Fundamental Change Expiration Time and the procedures required for withdrawal of any such exercise as described in 3.05;

(b)                                 No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to Section 3.01.

(c)                                  At the Company’s written request, the Trustee shall give the Fundamental Change Company Notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the Fundamental Change Company Notice shall be prepared by the Company; provided, further that the Company shall have delivered to the Trustee, at least five Business Days before the Fundamental Change Company Notice is required to be given to the Holders (or such shorter period agreed to by the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and attaching the form of Fundamental Change Company Notice and including the information required by Section 3.02(a). Neither the Trustee nor the Paying Agent shall be responsible for determining if a Fundamental Change has occurred or for delivering a Fundamental Change Company Notice to Holders or for the content of any Fundamental Change Company Notice.

Section 3.03                             Repurchase Procedures.

(a)                                 Purchases of Notes under Section 3.01 shall be made, at the option of the Holder thereof, upon:

(i)                                     if the Notes to be purchased are Physical Notes, delivery to the Trustee and the Paying Agent by the Holder of a duly completed notice in the Form of Fundamental Change Purchase Notice (the “Fundamental Change Purchase Notice”) together with the Physical Notes duly endorsed for transfer, at any time prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Purchase Date, (the “Fundamental Change Expiration Time”); and

(ii)                                  if the Notes to be purchased are Global Notes, delivery to the Trustee and the Paying Agent of the beneficial interest in such Global Notes, by book-entry transfer, in compliance with the Applicable Procedures and the satisfaction of any other requirements of the Depositary in connection with tendering beneficial interests in a Global Note for purchase by the Fundamental Change Expiration Time.

The Fundamental Change Purchase Notice in respect of any Notes to be purchased shall state:

(i)                                     if certificated, the certificate numbers of such Holder’s Notes to be purchased;

(ii)                                  the portion of the principal amount of such Notes to be purchased, equal to $1,000 or an integral multiple of $1,000 in excess thereof; and

(iii)                               that such Notes are to be purchased by the Company pursuant to the applicable provisions of the Notes and this Supplemental Indenture.

(b)                                 Notice to Company.  The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof.

Section 3.04                             Effect of Fundamental Change Purchase Notice.  Upon receipt by the Paying Agent of Physical Notes and a Fundamental Change Purchase Notice or beneficial interests in a Global Note by book-entry transfer as specified in Section 3.03, the Holder of the tendered Note shall (unless such Fundamental Change Purchase Notice is withdrawn in accordance with Section 3.05) thereafter be entitled to receive solely the Fundamental Change Purchase Price, in cash with respect to such Note (and any previously accrued and unpaid interest on such Note, if applicable).  Provided that a Holder has tendered its Notes by book-entry transfer or delivery to the Trustee, such Fundamental Change Purchase Price shall be paid to such Holder, provided that the conditions in this Article 3 have been satisfied (including, without limitation, the proper delivery or book-entry transfer of such Note as required under Section 3.03(a)) and subject to the Paying Agent holding money sufficient to pay the Fundamental Change Purchase Price, on the applicable Fundamental Change Purchase Date or, if later, the time of delivery or book-entry transfer of such Note to the Paying Agent by the Holder thereof in the manner required by Section 3.01.

Section 3.05                             Withdrawal of Fundamental Change Purchase Notice.  A Fundamental Change Purchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Paying Agent in accordance with the Fundamental Change Company Notice, as applicable, at any time prior to the Fundamental Change Expiration Time, as applicable, specifying:

(a)                                 the principal amount of the Notes with respect to which such notice of withdrawal is being submitted;

(b)                                 if certificated, the certificate numbers of the withdrawn Notes; and

(c)                                  the principal amount, if any, of each Note that remains subject to the Fundamental Change Purchase Notice, equal to $1,000 or an integral multiple of $1,000 in excess thereof;

provided, however, that if the Notes are Global Notes, the notice must comply with the Applicable Procedures.

The Paying Agent shall promptly return to the respective Holders thereof any Physical Notes with respect to which a Fundamental Change Purchase Notice has been withdrawn in compliance with the provisions of this Section 3.05.

Section 3.06                             Deposit of Fundamental Change Purchase Price.  Prior to 11:00 a.m., New York City time, on the Fundamental Change Purchase Date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided herein) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the Fundamental Change Purchase Price of all the Notes or portions thereof that are to be purchased as of the Fundamental Change Purchase Date.  If the Paying Agent holds money sufficient to pay the Fundamental Change Purchase Price of the tendered Notes on the Fundamental Change Purchase Date, then, with respect to the Notes that have been properly surrendered for the purchase and not validly withdrawn: (a) such tendered Notes shall cease to be Outstanding and interest shall cease to accrue thereon (whether or not book-entry transfer of the Notes is made or whether or not the Note is delivered to the Paying Agent) and (b) all other rights of the Holders of such tendered Notes shall terminate (other than the right to receive the Fundamental Change Purchase Price and, if the Fundamental Change Purchase Date is after a Regular Record Date and on or prior to the related Interest Payment Date, the right of the Holder of record on such Regular Record Date to receive any interest payment pursuant to Section 3.01).

Section 3.07                             Notes Purchased in Whole or in Part.  Any Note that is to be purchased pursuant to this Article 3, whether in whole or in part, shall be surrendered at the office of the Paying Agent (with due endorsement by, or a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and, to the extent that only a part of the Note so surrendered is to be purchased, the Company shall execute and, upon receipt of a Company Order, the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not purchased.

Section 3.08                             Covenant To Comply with Applicable Laws upon Purchase of Notes.  In connection with any purchase of Notes under Section 3.01, the Company shall, in each case if required by law, (i) comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act to the extent any such rules are applicable, (ii) file a Schedule TO or any successor or similar schedule, if required, under the Exchange Act and (iii) otherwise comply with all U.S. federal or state securities laws applicable to the Company in connection with such purchase offer, in each case, so as to permit the rights and obligations under this Article 3 to be exercised in the time and in the manner specified under this Article 3.

Section 3.09                             Repayment to the Company.  To the extent that the aggregate amount of money deposited by the Company pursuant to Section 3.06 exceeds the aggregate Fundamental Change Purchase Price of the Notes or portions thereof that the Company is obligated to purchase as of the Fundamental Change Purchase Date, then, following the Fundamental Change Purchase Date, the Paying Agent shall, upon demand of the Company, promptly return any such excess to the Company.

ARTICLE 4.
CONVERSION

Section 4.01                             Right To Convert.  (a) Subject to and upon compliance with the provisions of this Supplemental Indenture, each Holder shall have the right, at such Holder’s option, to convert all or any portion of its Notes at an initial Conversion Rate of 28.4627 shares of Common Stock per $1,000 aggregate principal amount of Notes (equivalent to an initial Conversion Price of approximately $35.13 per share of Common Stock) into the Settlement Amount determined in accordance with Section 4.03(a)(ii), at any time until the Close of Business on the Business Day immediately preceding the Free Convertibility Date, (x) only upon satisfaction of one or more of the conditions described in Section 4.01(b), and (y) on or after the Free Convertibility Date, at any time until the Close of Business on the second Scheduled Trading Day immediately preceding the Maturity Date regardless of whether the conditions described in Section 4.01(b) are satisfied.

(b)                                 (i)  A Holder may surrender all or any portion of its Notes for conversion during any calendar quarter (and only during such calendar quarter) commencing after the calendar quarter ending December 31, 2014 if the Closing Sale Price of the Common Stock for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on the last Trading Day of the calendar quarter immediately preceding the calendar quarter in which the conversion occurs, is more than 130% of the applicable Conversion Price in effect on each applicable Trading Day.

(ii)                                  If, prior to the Close of Business on the Business Day immediately preceding the Free Convertibility Date, the Trading Price per $1,000 principal amount of Notes on each Trading Day during any ten consecutive Trading Day period (the “Measurement Period”) is less than 98% of the product of (x) the Closing Sale Price of the Common Stock on such date and (y) the applicable Conversion Rate on such Trading Day, a Holder may surrender Notes for conversion at any time during the five consecutive Business Days following such Measurement Period. The Bid Solicitation Agent shall, on the Company’s behalf, determine if the Notes are convertible and shall notify the Company and the Trustee in writing accordingly.  However, the Bid Solicitation Agent (if other than the Company) shall have no obligation to solicit market bid quotations for the Company to determine the Trading Price of the Notes unless the Company has requested such solicitation in writing; and the

Company shall have no obligation to make such request (or, if the Company is the Bid Solicitation Agent, to determine the Trading Price of the Notes) unless a Holder of a Note provides the Company and the Trustee with reasonable evidence that the Trading Price per $1,000 principal amount of Notes on any Trading Day would be less than 98% of the product of (x) the Closing Sale Price of the Common Stock on such Trading Day and (y) the Conversion Rate in effect on such Trading Day.  At such time, the Company shall instruct the Bid Solicitation Agent (if other than the Company) to determine, or, if the Company is acting as the Bid Solicitation Agent, the Company shall determine, the Trading Price of the Notes beginning on the next Trading Day and on each of the next nine Trading Days. If, at any time after the condition to conversion set forth in this Section 4.01(b)(ii) has been met, the Trading Price for the Notes on any Trading Day is greater than or equal to 98% of the product of (x) the Closing Sale Price of the Common Stock on such Trading Day and (y) the Conversion Rate in effect on such Trading Day, the Bid Solicitation Agent shall, on the Company’s behalf so notify the Holders and the Trustee.

(iii)                               If the Company elects to issue or distribute, as the case may be, to all or substantially all holders of the Common Stock (x) any rights, options or warrants entitling them to subscribe for or purchase, for a period expiring within 45 calendar days after the declaration date for such issuance, shares of the Common Stock, at a price per share that is less than the average of the Closing Sale Prices of the Common Stock for the ten consecutive Trading Days immediately preceding the declaration date for such issuance; or (y) cash, debt securities (or other evidence of indebtedness) or other assets or securities (including for the avoidance of doubt, any rights, options or warrants that are not described in the proceeding clause (x), but excluding dividends or distributions in respect of which an adjustment to the Conversion Rate is made pursuant to Section 4.04(a)), which distribution has a per share value exceeding 10% of the Closing Sale Price of the Common Stock as of the Trading Day immediately preceding the declaration date for such distribution, then, in either case, the Company must deliver notice of such distribution, and of the Ex-Dividend Date for such distribution, to the Holders at least 50 Scheduled Trading Days prior to the Ex-Dividend Date for such distribution.  After the Company has delivered such notice, Holders may surrender their Notes for conversion at any time until the earlier of (a) the Close of Business on the Business Day immediately preceding such Ex-Dividend Date for such distribution and (b) the Company’s announcement that such issuance or distribution shall not take place; provided, however, that a Holder may not exercise this right to convert if the Holder may participate in the distribution without conversion of the Notes as if it held a number of shares of Common Stock equal to the Conversion Rate.

(iv)                              If a transaction or event that constitutes a Fundamental Change or a Make-Whole Adjustment Event occurs, a holder may surrender Notes for conversion at any time from and after the date that is 50 Scheduled Trading Days prior to the anticipated effective date of the transaction or event until the Close of

Business on (x) if such transaction or event is a Fundamental Change, the Business Day immediately preceding the related Fundamental Change Purchase Date, or (y) otherwise, the 40th Scheduled Trading Day immediately following the effective date for such transaction or event.  To the extent practicable, the Company shall give notice to Holders of the anticipated effective date for such transaction or event not less than 50 Scheduled Trading Days prior to the anticipated effective date or, if the Company does not have knowledge of such transaction or event at least 50 Scheduled Trading Days prior to the anticipated effective date, within two Business Days of the date upon which the Company receives notice, or otherwise becomes aware of, such transaction or event (but in no event later than the actual effective date of such transaction or event).

(v)                                 Holders shall have the right to surrender Notes for conversion if the Company is a party to a consolidation, merger or binding share exchange or a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the Company’s property and assets that does not also constitute a Fundamental Change or a Make-Whole Adjustment Event, in each case pursuant to which the Common Stock would be converted into cash, securities or other property.  In such event, Holders shall have the right to surrender Notes for conversion at any time from and including the 50th Scheduled Trading Day prior to the anticipated effective date of such transaction to, and including, the 40th Scheduled Trading Day following the effective date of such transaction.  The Company shall notify the Holders at least 50 Scheduled Trading Days prior to the anticipated effective date of such transactions or, if such effective date is anticipated to occur in less than 50 Scheduled Trading Days after the date upon which the Company receives notice, or otherwise became aware, of such transaction or event, within two Business Days of the date upon which the Company receives notice, or otherwise becomes aware, of such transaction or event (but in no event later than the actual effective date of such transaction or event).

Section 4.02                             Conversion Procedures.

(a)                                 Each Note shall be convertible at the office of the Conversion Agent and, if applicable, in accordance with the Applicable Procedures.

(b)                                 To exercise the conversion privilege with respect to a beneficial interest in a Global Note, the Holder must comply with the Applicable Procedures for converting a beneficial interest in a Global Note and any taxes or duties if required pursuant to Section 4.02(g), and the Conversion Agent must be informed of the conversion in accordance with the customary practice of the Depositary.

To exercise the conversion privilege with respect to any Physical Notes, the Holder of such Physical Notes shall:

(i)                                     complete and manually sign a conversion notice in the form set forth in the Form of Notice of Conversion (the “Conversion Notice”) or a facsimile of the Conversion Notice;

(ii)                                  deliver the Conversion Notice, which is irrevocable, and the Physical Note to the Conversion Agent;

(iii)                               if required, furnish appropriate endorsements and transfer documents;

(iv)                              if required, pay all transfer or similar taxes as set forth in Section 4.02(g); and

(v)                                 if required, make any payment required under Section 4.02(f).

If, upon conversion of a Note, any shares of Common Stock are to be issued to a Person other than the Holder of such Note, the related Conversion Notice shall include such other Person’s name and address.

If a Note has been submitted for repurchase pursuant to a Fundamental Change Purchase Notice, such Note may not be converted except to the extent the Fundamental Change Purchase Notice with respect to such Note has been withdrawn by the Holder in accordance with Section 3.05 and such Note is no longer submitted for repurchase pursuant to a Fundamental Change Purchase Notice.

For any Note, the date on which the Holder of such Note satisfies all of the applicable requirements set forth above with respect to such Note shall be the “Conversion Date” with respect to such Note.  The Company shall determine the Conversion Date for each such Note in accordance with the requirements set forth herein.

Each conversion shall be deemed to have been effected as to any such Notes (or portion thereof) surrendered for conversion at the Close of Business on the applicable Conversion Date; provided, however, that except to the extent required by Section 4.04, the person in whose name any shares of Common Stock shall be issuable upon conversion, if any, shall be treated as a stockholder of record of such shares as of the Close of Business on the Conversion Date (in the case of Physical Settlement) or on the last VWAP Trading Day of the relevant Conversion Period (in the case of any other Settlement Method).  For the avoidance of doubt, until a Holder is deemed to become the holder of record of shares of Common Stock issuable upon conversion of such Holder’s Notes as contemplated in the immediately preceding sentence, such Holder shall not have any rights as a holder of the Common Stock with respect to the shares of Common Stock issuable upon conversion of such Notes.  At the Close of Business on the Conversion Date for a Note, the converting Holder shall no longer be the Holder of such Note.

(c)                                  Endorsement.  Any Notes surrendered for conversion shall, unless shares of Common Stock issuable on conversion are to be issued in the same name as the registration of such Notes, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or its duly authorized attorney.

(d)                                 Physical Notes.  If any Physical Notes in a denomination greater than $1,000 shall be surrendered for partial conversion, the Company shall execute and the Trustee shall upon receipt of a Company Order authenticate and deliver to the Holder of the Physical Notes so surrendered, without charge, new Physical Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Physical Notes.

(e)                                  Global Notes.  Upon the conversion of a beneficial interest in Global Notes, the Conversion Agent shall make a notation in its records as to the reduction in the principal amount represented thereby.  The Company shall notify the Trustee in writing of any conversions of Notes effected through any Conversion Agent other than the Trustee.

(f)                                   Interest Due Upon Conversion.  If a Holder converts a Note after the Close of Business on a Regular Record Date but prior to the Open of Business on the Interest Payment Date corresponding to such Regular Record Date, in addition to tendering such Note to the Conversion Agent in accordance with Section 4.02(b) such Holder must deliver directly to the Company an amount of cash equal to the amount of interest that shall payable on such Note on the corresponding Interest Payment Date; provided, however, that a Holder need not make such payment (1) if the Company has specified a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date; (2) if the Conversion Date follows the Regular Record Date immediately preceding the Maturity Date; or (3) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Note.

(g)                                  Taxes Due upon Conversion.  If a Holder converts a Note and the Company elects to deliver shares of Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of the Common Stock upon the conversion, unless the tax is due because the Holder requests that any shares be issued in a name other than the Holder’s name or delivered to a person other than the Holder, in which case the Holder shall pay that tax.

Section 4.03                             Settlement Upon Conversion.

(a)                                 Settlement.  Subject to this Section 4.03 and Sections 4.05 and 4.06, upon conversion of a Note, the Company shall pay or deliver, as the case may be, to Holders, in full satisfaction of, its conversion obligation under Section 4.01, in respect of each $1,000 principal amount of Notes being converted, a Settlement Amount consisting of, at the election of the Company, solely cash (“Cash Settlement”), shares of Common Stock (together with cash in lieu of any fractional share of Common Stock pursuant to Section 4.03(b)) (“Physical Settlement”) or through payment and delivery, as the case may be, of a combination of cash and shares of Common Stock with a particular Specified Dollar Amount (“Combination Settlement”).

(i)                                     Settlement Election.  All conversions occurring on or after the Final Settlement Method Election Date shall be settled using the same Settlement Method.  Prior to the Final Settlement Method Election Date the Company shall use the same Settlement Method for all conversions occurring on the same Conversion Date, but the Company shall not have any obligation to use the same Settlement Method with respect to conversions that occur on different Conversion Dates.  If the Company elects a Settlement Method  (a “Settlement Election”) and a Specified Dollar Amount, if applicable (a “Specified Dollar Amount Election”) on or prior to the Final Settlement Method Election Date, the Company shall provide to the Holders so converting through the Trustee a written notice of such Settlement Method (each such notice, a “Settlement Election Notice”) or such Specified Dollar Amount (each such notice, a “Specified Dollar Amount Election Notice”), no later than the Close of Business on the second Trading Day immediately following the related Conversion Date unless the Company has previously made an irrevocable election pursuant to the immediately following paragraph.  If the Company does not timely elect a Settlement Method, the Company shall no longer have the right to elect Cash Settlement or Physical Settlement, and the Company shall be deemed to have elected Combination Settlement in respect of its conversion obligation, and the Specified Dollar Amount per $1,000 principal amount of Notes shall be deemed to be $1,000.  If the Company elects Combination Settlement but does not timely notify the Holders of the Specified Dollar Amount per $1,000 principal amount of Notes, such Specified Dollar Amount shall be deemed to be $1,000.

In addition, the Company may, prior to the Final Settlement Method Election Date, at its option, irrevocably elect Combination Settlement with a particular Specified Dollar Amount for all conversions subsequent to the Company’s such irrevocable notice to Holders by written notice of such election to the Holders, the Trustee and the Conversion Agent.

(ii)                                  Settlement Amount.  The cash, shares of Common Stock or combination of cash and shares of Common Stock in respect of any conversion of Notes (the “Settlement Amount”) shall be computed as follows:

(A)                               if the Company elects to satisfy its conversion obligation through Physical Settlement, the Company shall deliver to the converting Holder, in respect of each $1,000 principal amount of its Notes being converted, a number of shares of Common Stock equal to the Conversion Rate in effect on the Conversion Date for such conversion, together with cash in lieu of any fractional shares of Common Stock pursuant to Section 4.03(b);

(B)                               if the Company elects to satisfy its conversion obligation through Cash Settlement, the Company shall pay to the converting Holder, in respect of each $1,000 principal amount of its Notes being converted, cash in an amount equal to the sum of the Daily Conversion Values for each of the 40 consecutive VWAP Trading Days during the related Conversion Period; and

(C)                               if the Company elects (or is deemed to have elected) to satisfy its conversion obligation through Combination Settlement, the Company shall pay or deliver, as the case may be, to the converting Holder, in respect of each $1,000 principal amount of its Notes being converted, an amount of cash and number of shares of Common Stock, if any, equal to the sum of the Daily Settlement Amounts for each of the 40 consecutive VWAP Trading Days during the related Conversion Period.

(iii)                               Delivery Obligation.  The Company shall pay or deliver, as the case may be, the Settlement Amount due in respect of its conversion obligation under this Section 4.03, (x) on the third Business Day immediately following the relevant Conversion Date, if the Company elects Physical Settlement, unless such Conversion Date occurs following the Regular Record Date immediately preceding the Maturity Date, in which case the Company shall make such delivery (and payment, if applicable) on the Maturity Date or (y) on the third Business Day immediately following the last VWAP Trading Day of the related Conversion Period, in any other case; provided, however, that, in the case of clause (x) or (y) above, if prior to the Conversion Date for any converted Notes, the Common Stock has been replaced by Reference Property consisting solely of cash, the Company shall pay the consideration due in respect of such conversion on the tenth Business Day immediately following the related Conversion Date, and, notwithstanding the foregoing in this Section 4.03, no Conversion Period shall apply to those conversions.  For the avoidance of doubt, in the case of Cash Settlement or Combination Settlement, if a VWAP Market Disruption Event occurs on a Scheduled Trading Day during the Conversion Period, or if such Scheduled Trading day is not a VWAP Trading Day for any other reason, then the Daily Conversion Value or Daily Settlement Amount, as applicable, will be determined on the next following VWAP Trading Day, and delivery of the Settlement Amount will be delayed accordingly.  No interest will accrue on account of such delay.

(b)                                 Fractional Shares.  Notwithstanding the foregoing, the Company shall not issue fractional shares of Common Stock as part of the Settlement Amount due with respect to any converted Note.  Instead, if any Settlement Amount includes a fraction of a share of the Common Stock, the Company shall, in lieu of delivering such fraction of a share of Common Stock, pay an amount of cash equal to the product of such fraction of a share and (i) in a Physical Settlement, the Daily VWAP on the relevant Conversion Date, or if such Conversion Date is not a VWAP Trading Day, the immediately preceding VWAP Trading Day or (ii) in the case of any other Settlement Method, the Daily VWAP on the last VWAP Trading Day of the relevant Conversion Period (subject to Section 4.03(c) immediately below).

(c)                                  Conversion of Multiple Notes by a Single Holder.  If a Holder surrenders more than one Note for conversion on a single Conversion Date, the Company will calculate the number of shares of Common Stock due with respect to such Notes as if such Holder had surrendered for conversion one Note having an aggregate principal amount equal to the sum of the principal amounts of each of the Notes surrendered for conversion by such Holder on such Conversion Date.

(d)                                 Settlement of Accrued Interest and Deemed Payment of Principal.  If a Holder converts a Note, the Company shall not adjust the Conversion Rate to account for any accrued and unpaid interest on such Note, and the Company’s delivery or payment, as the case may be, of cash, shares of Common Stock or a combination of cash and shares of Common Stock into which a Note is convertible shall be deemed to satisfy and discharge in full the Company’s obligation to pay the principal of, and accrued and unpaid interest, if any, on, such Note to, but excluding, the Conversion Date; provided, however, that subject to Section 4.02(f), if a Holder converts a Note after the Close of Business on a Regular Record Date and prior to the Open of Business on the corresponding Interest Payment Date, the Company shall still be obligated to pay the interest due on such Interest Payment Date to the Holder of such Note on such Regular Record Date.

As a result, except as otherwise provided in the proviso to the immediately preceding sentence, any accrued and unpaid interest with respect to a converted Note shall be deemed to be paid in full rather than cancelled, extinguished or forfeited.  In addition, if the Settlement Amount for any Note includes both cash and shares of Common Stock, accrued and unpaid interest shall be deemed to be paid first out of the amount of cash delivered upon such conversion.

(e)                                  Notices.  Whenever a Conversion Date occurs with respect to a Note, the Conversion Agent shall, as promptly as possible, and in no event later than the Business Day immediately following such Conversion Date, deliver to the Company and the Trustee, if it is not then the Conversion Agent, written notice that a Conversion Date has occurred, which notice shall state such Conversion Date, the principal amount of Notes converted on such Conversion Date and the names of the Holders that converted Notes on such date.  The Company shall promptly notify the Trustee and Conversion Agent in writing of any payments made pursuant to Sections 4.02(f) or 4.02(g), as applicable.  The Company will notify the Trustee and the Conversion Agent in writing upon the occurrence of the Conversion Date for each Note tendered for conversion.

On the first Business Day immediately following the last VWAP Trading Day of the Conversion Period applicable to any Note surrendered for conversion in a Cash Settlement or a Combination Settlement, the Company shall deliver a written notice to the Conversion Agent and the Trustee (if not also the Conversion Agent) stating the amount of cash and the number of shares of Common Stock, if any, that the Company is obligated to pay or deliver, as the case may be, to satisfy its conversion obligation with respect to each Note converted on such Conversion Date.

Section 4.04                             Adjustment of Conversion Rate.  The Conversion Rate shall be adjusted as described in this Section 4.04, except that the Company shall not make any adjustment to the Conversion Rate if Holders are entitled to participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of the Common Stock and as a result of holding the Notes, in any of the transactions described below without having to convert their Notes, as if they held a number of shares of Common Stock equal to the applicable Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

(a)                                 If the Company exclusively issues shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 x	OS1
OS0

where,

CR0 =

the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the Open of Business on the Effective Date of such share split or combination, as applicable;

CR1 =	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date or immediately after the Open of Business on such Effective Date, as applicable;

OS0 =

the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date or immediately prior to the Open of Business on such Effective Date, as applicable; and

OS1 =

the number of shares of Common Stock outstanding immediately after giving effect to such dividend or distribution, or immediately after the Effective Date of such share split or share combination, as applicable.

Any adjustment made under this Section 4.04(a) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately after the Open of Business on the Effective Date for such share split or share combination.  If any dividend or distribution of the type described in this Section 4.04(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution or to effect such share split or share combination, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or such share split or share combination had not been announced.

(b)                                 If an Ex-Dividend Date occurs for a distribution to all or substantially all holders of the Common Stock of any rights, options or warrants entitling them, for a period of not more than 45 calendar days from the announcement date of such distribution, to subscribe for or purchase shares of the Common Stock, at a price per share less than the average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such distribution, the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x	OS0 + X
OS0 + Y

where,

CR0 =	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such distribution;

CR1 =	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date;

X =	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y =

the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the distribution of such rights, options or warrants.

Any increase made under this Section 4.04(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the Open of Business on the Ex-Dividend Date for such distribution.  To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of Common Stock are not delivered upon the expiration of such rights, options or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered.  If such rights, options or warrants are not so distributed, or if such rights, options or warrants are not exercised prior to their expiration, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if the Ex-Dividend Date for such distribution had not occurred.

For purposes of this Section 4.04(b) and Section 4.01(b)(iii)(x), in determining whether any rights, options or warrants entitle the holders of the Common Stock to subscribe for or purchase shares of the Common Stock at a price per share less than the average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement for such distribution, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors.

(c)                                  If an Ex-Dividend Date occurs for a Company distribution of shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities of the Company, the “Distributed Property”), excluding:

(i)                                     dividends or distributions and rights, options or warrants as to which an adjustment was effected pursuant to Section 4.04(a) or Section 4.04(b);

(ii)                                  dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 4.04(d); and

(iii)                               Spin-Offs as to which the provisions set forth below in this Section 4.04(c) shall apply,

then the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x	SP0
SP0 - FMV

where,

CR0 =	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such distribution;

CR1 =	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP0 =

the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV =

the fair market value (as determined in good faith by the Board of Directors) of Distributed Property with respect to each outstanding share of the Common Stock as of the Open of Business on the Ex-Dividend Date for such distribution.

If “FMV” (as defined above) is equal to or greater than the “SP0” (as defined above), in lieu of the foregoing increase, each Holder of Notes shall receive, in respect of each $1,000 principal amount of Notes it holds, at the same time and upon the same terms as holders of the Common Stock, without having to convert its Notes, the amount and kind of Distributed Property that such Holder would have received as if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect immediately prior to the Record Date for the distribution.

Any increase made pursuant to the formula above shall become effective immediately after the Open of Business on the Ex-Dividend Date for such distribution.  If such distribution is not so paid or made, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

With respect to an adjustment pursuant to this Section 4.04(c), where there has been an Ex-Dividend Date for a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to any Subsidiaries of the Company or business units of the Company, and such Capital Stock or similar equity interest is listed or quoted (or shall be listed or quoted upon the consummation of the distribution) on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x	FMV0 + MP0
MP0

where,

CR0 =	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such Spin-Off;

CR1 =	the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such Spin-Off;

FMV0 =

the average of the Closing Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first 10 consecutive Trading Day period commencing on, and including, the Ex-Dividend date for the Spin-Off (the “Valuation Period”); and

MP0 =	the average of the Closing Sale Prices of Common Stock over the Valuation Period.

The adjustment to the Conversion Rate under the preceding paragraph shall be determined on the last Trading Day of the Valuation Period but shall be given effect immediately after the Open of Business on the Ex-Dividend Date for the Spin-Off.  If the Ex-Dividend Date for the Spin-Off is less than 10 consecutive Trading Days prior to, and including, the end of the Conversion Period in respect of any conversion, references within this Section 4.04(c) to 10 consecutive Trading Days shall be deemed to be replaced, solely in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for the Spin-Off to, and including, the last VWAP Trading Day of such Conversion Period.  In respect of any conversion during the Valuation Period for any Spin-Off, references within this Section 4.04(c) related to 10 consecutive Trading Days shall be deemed to be replaced, solely in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for such Spin-Off to, but excluding, the relevant Conversion Date.

If any such dividend or distribution that constitutes a Spin-Off is declared but not paid or made, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such distribution had not been declared.

For purposes of the second adjustment formula set forth in this Section 4.04(c), (i) the Closing Sale Price of any Capital Stock or similar equity interest shall be calculated in a manner analogous to that used to calculate the Closing Sale Price of the Common Stock in the definition of “Closing Sale Price” set forth in Section 1.01, (ii) whether a day is a Trading Day (and whether a day is a Scheduled Trading Day and whether a VWAP Market Disruption Event has occurred) for such Capital Stock or similar equity interest shall be determined in a manner analogous to that used to determine whether a day is a Trading Day (or whether a day is a Scheduled Trading Day and whether a VWAP Market Disruption Event has occurred) for the Common Stock, and (iii) whether a day is a Trading Day to be included in a Valuation Period shall be determined based on whether a day is a Trading Day for both the Common Stock and such Capital Stock or similar equity interest.

Subject to Section 4.04(f), for the purposes of this Section 4.04(c), rights, options or warrants distributed to all or substantially all holders of the Common Stock entitling them to acquire the Company’s Capital Stock or other securities, (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (a “Trigger Event”):  (1) are deemed to be transferred with such shares of Common Stock; (2) are not exercisable; and (3) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 4.04(c) (and no adjustment to the Conversion Rate under this Section 4.04(c) shall be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 4.04(c).  If any such rights, options or warrants, distributed prior to the first date of original issuance of the Initial Notes are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date of such deemed distribution (in which case the original rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders).  In addition, in the event of any distribution or deemed distribution of rights, options or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 4.04(c) was made, (1) in the case of any such rights, options or warrants which shall all have been redeemed or purchased without exercise by any Holders thereof, upon such final purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share purchase price received by holders of Common Stock with respect to such rights, options or warrants (assuming each such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such purchase, and (2) in the case of such rights, options or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

For purposes of Sections 4.04(a) through (c), if any dividend or distribution to which this Section 4.04(c) applies includes one or both of:

(A)                               a dividend or distribution of shares of Common Stock to which Section 4.04(a) also applies (the “Clause A Distribution”); or

(B)                               an issuance of rights, options or warrants entitling holders of the Common Stock to subscribe for or purchase shares of the Common Stock to which Section 4.04(b) also applies (the “Clause B Distribution”), then (i) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a distribution to which this Section 4.04(c) applies (the “Clause C Distribution”) and any Conversion Rate adjustment required to be made under this Section 4.04(c) with respect to such Clause C Distribution shall be made, (ii) the Clause B Distribution, if any, shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 4.04(b) with respect thereto shall then be made, except that, if determined by the Company, (A) the “Record Date” of the Clause B Distribution and the Clause A Distribution, if any, shall be deemed to be the Record Date of the Clause C Distribution and (B) any shares of Common Stock included in the Clause A Distribution or the Clause B Distribution shall not be deemed to be “outstanding immediately prior to the Close of Business on such Record Date” within the meaning of Section 4.04(b), and (iii) the Clause A Distribution, if any, shall be deemed to immediately follow the Clause C Distribution or the Clause B Distribution, as the case may be, except that, if determined by the Company, (A) the “Record Date” of the Clause A Distribution and the Clause B Distribution, if any, shall be deemed to be the Record Date of the Clause C Distribution, and (B) any shares of Common Stock included in the Clause A Distribution shall not be deemed to be “outstanding immediately prior to the Close of Business on such Record Date or such Effective Date” within the meaning of Section 4.04(a).

(d)                                 If an Ex-Dividend Date occurs for any cash dividend or distribution to all or substantially all holders of the Common Stock (other than any dividend or distribution in connection with the liquidation, dissolution or winding-up of the Company), the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x	SP0
SP0 - C

where,

CR0 =	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such dividend or distribution;

CR1 =	the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution;

SP0 =

the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C =	the amount in cash per share that the Company pays or distributes to holders of the Common Stock.

Such increase shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution.  No adjustment pursuant to the above formula shall result in a decrease of the Conversion Rate.  If such dividend or distribution is not so paid or made, the Conversion Rate shall be readjusted, effective as of the date the Board of Directors determines not to pay such dividend or not to make such distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

If “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder shall receive, for each $1,000 principal amount of Notes it holds, at the same time and upon the same terms as holders of shares of the Common Stock, without having to convert its Notes, the amount of cash that such Holder would have received if such Holder had owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Record Date for such cash dividend or distribution.

(e)                                  If the Company or any of its Subsidiaries make a payment in respect of a tender offer or exchange offer for the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Offer Expiration Date”), the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x	AC + (SP1 x OS1)
OS0 x SP1

where,

CR0 =	the Conversion Rate in effect immediately prior to the Open of Business on the Trading Day next succeeding the Offer Expiration Date;

CR1 =	the Conversion Rate in effect immediately after the Open of Business on the Trading Day next succeeding the Offer Expiration Date;

AC =

the aggregate value of all cash and any other consideration (as determined in good faith by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0 =

the number of shares of Common Stock outstanding immediately prior to the expiration time of the tender or exchange offer on the Offer Expiration Date (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer);

OS1 =

the number of shares of Common Stock outstanding immediately after the expiration time of the tender or exchange offer on the Offer Expiration Date (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1 =	the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Offer Expiration Date.

The adjustment to the Conversion Rate under the preceding paragraph shall be determined at the Close of Business on the tenth Trading Day immediately following, but excluding, the Offer Expiration Date but shall be given effect at the Open of Business on the Trading Day next succeeding the Offer Expiration Date.  If the Trading Day next succeeding the Offer Expiration Date is less than 10 Trading Days prior to, and including, the end of the Conversion Period in respect of any conversion, references within this Section 4.04(e) to 10 Trading Days shall be deemed to be replaced, solely in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Offer Expiration Date to, and including, the last VWAP Trading Day of such Conversion Period.  In respect of any conversion during the 10 Trading Days commencing on the Trading Day next succeeding the Offer Expiration Date, references within this Section 4.04(e) to 10 Trading Days shall be deemed to be replaced, solely in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Offer Expiration Date to, but excluding, the relevant Conversion Date.  No adjustment pursuant to the above formula shall result in a decrease of the Conversion Rate.

(f)                                   Special Settlement Provisions.  (i) Notwithstanding anything to the contrary herein, if a Holder converts a Note and:

(A)                               Combination Settlement is applicable to such Note and shares of Common Stock are deliverable to settle the Daily Net Share Number for a given Trading Day within the Conversion Period applicable to such Note;

(B)                               any distribution, transaction or event described in Sections 4.04(a) through (e) has not yet resulted in an adjustment to the applicable Conversion Rate on such Trading Day; and

(C)                               the shares of Common Stock deliverable in respect of such Trading Day are not entitled to participate in the relevant distribution or transaction (because such shares of Common Stock were not held on a related Record Date or otherwise), then the Company shall adjust the number of shares of Common Stock delivered in respect of the relevant Trading Day to reflect the relevant distribution or transaction.

If a Holder converts a Note and:

(A)                               Physical Settlement, is applicable to such Note;

(B)                               any distribution or transaction described in Sections 4.04(a) through (e) has not yet resulted in an adjustment to the applicable Conversion Rate on a given Conversion Date; and

(C)                               the shares of Common Stock deliverable on settlement of the related conversion are not entitled to participate in the relevant distribution or transaction (because such shares of Common Stock were not held on a related Record Date or otherwise), then the Company shall adjust the number of shares of Common Stock delivered in respect of such conversion to reflect the relevant distribution or transaction.

(ii)                                  If a Conversion Rate adjustment becomes effective on any Ex-Dividend Date as described above, and a Holder that has converted its Notes on or after such Ex-Dividend Date and on or prior to the related Record Date would be treated as the record holder of shares of Common Stock as of the related Conversion Date pursuant to Section 4.03 based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the foregoing Conversion Rate adjustment provisions, the Conversion Rate adjustment relating to such Ex-Dividend Date shall not be made for such converting Holder.  Instead, such Holder shall be treated as if such Holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(g)                                  Poison Pill.  If a Holder converts a Note, to the extent that the Company has a rights plan in effect, on the Conversion Date applicable to such Note, the Holder converting such Note shall receive, in addition to any shares of Common Stock otherwise received in connection with such conversion on such Conversion Date the rights under the rights plan, unless prior to such Conversion Date the rights have separated from the Common Stock, in which case, and only in such case, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all holders of the Common Stock, Distributed Property as described in Section 4.04(c), subject to readjustment in the event of the expiration, termination of such rights.

(h)                                 Deferral of Adjustments.  Notwithstanding anything to the contrary herein, the Company shall not be required to adjust the Conversion Rate unless such adjustment would require an increase or decrease of at least one percent; provided, however, that any such minor adjustments that are not required to be made shall be carried forward and taken into account in any subsequent adjustment, and provided, further, that any such adjustment of less than one percent that has not been made shall be made (x) upon any repurchase of Notes by the Company at the option of Holder pursuant to Article 3, (y) on each of the VWAP Trading Days within any Conversion Period and (z) upon any Conversion Date.  In addition, the Company shall not account for such deferrals when determining whether any of the conditions to conversion have been satisfied or what number of shares of Common Stock a Holder would have held on a given day had it converted its Notes.

(i)                                     Limitation on Adjustments.  Except as stated in this Section 4.04, the Company shall not adjust the Conversion Rate for the issuance of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of Common Stock or such convertible or exchangeable securities.  If, however, the application of the formulas in Sections 4.04(a) through (e) would result in a decrease in the Conversion Rate, then, except to the extent of any readjustment to the Conversion Rate, no adjustment to the Conversion Rate shall be made (other than as a result of a reverse share split or share combination).

(j)                                    For purposes of this Section 4.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

Section 4.05                             Discretionary and Voluntary Adjustments.

(a)                                 Discretionary Adjustments.  Whenever any provision of the Indenture requires the Company to calculate the Closing Sale Prices, Daily VWAPs, Daily Conversion Values, Daily Settlement Amounts or the Stock Price for purposes of a Make-Whole Adjustment Event over a span of multiple days, the Board of Directors shall make appropriate adjustments to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Offer Expiration Date or Effective Date of the event occurs, at any time during the period from which such Closing Sale Prices, Daily VWAPs, Daily Conversion Values, Daily Settlement Amounts or Stock Prices are to be calculated.

(b)                                 Voluntary Adjustments.  To the extent permitted by applicable law and applicable requirements of the Exchange and any other securities exchange on which the Common Stock is then listed, the Company is permitted to increase the Conversion Rate of the Notes by any amount for a period of at least 20 Business Days if such increase is irrevocable for such period and the Board of Directors determines that such increase would be in the Company’s best interest.  The Company may also (but is not required to) increase the Conversion Rate to avoid or diminish income tax to holders of Common Stock or rights to purchase shares of Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

Section 4.06                             Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Adjustment Event.

(a)                                 Increase in the Conversion Rate.  If a Make-Whole Adjustment Event occurs and a Holder elects to convert its Notes in connection with such Make-Whole Adjustment Event, then the Company shall, to the extent provided herein, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”), as described in this Section 4.06.  A conversion of Notes shall be deemed for these purposes to be “in connection with” a Make-Whole Adjustment Event if the relevant Conversion Notice is received by the Conversion Agent during the period from, and including, the Effective Date of the Make-Whole Adjustment Event up to, and including, the Close of Business on the Business Day immediately prior to the related Fundamental Change Purchase Date or, if such Make-Whole Adjustment Event is not also a Fundamental Change, the 40th Scheduled Trading Day immediately following the Effective Date for such Make-Whole Adjustment Event (such period, the “Make-Whole Adjustment Event Period”).

(b)                                 Cash Mergers.  Notwithstanding anything to the contrary herein, if the consideration paid to holders of the Common Stock in any Make-Whole Adjustment Event described in clause (2) of the definition of “Fundamental Change” is comprised entirely of cash, then, for any conversion of Notes following the Effective Date of such Make-Whole Adjustment Event, the payment and delivery obligations upon the conversion of a Note shall be calculated based solely on the Stock Price for such Make-Whole Adjustment Event and shall be deemed to be an amount equal to the applicable Conversion Rate (including any adjustment as described in this Section 4.06) multiplied by such Stock Price.  In such event, the Company’s conversion obligation shall be determined and paid to Holders in cash on the tenth Business Day following the applicable Conversion Date.  Otherwise, the Company shall settle any conversion of the Notes following the Effective Date for a Make-Whole Adjustment Event in accordance with Section 4.03 (but subject to Section 4.04).

(c)                                  Determining the Number of Additional Shares.  The number of Additional Shares, if any, by which the Conversion Rate shall be increased for a Holder that converts its Notes in connection with a Make-Whole Adjustment Event shall be determined by reference to the table attached as Schedule A, based on the Effective Date and the price (the “Stock Price”) paid (or deemed paid) per share of Common Stock in the Make-Whole Adjustment Event as determined under the two immediately following sentences.  In the event that the holders of the Common Stock receive only cash in a Make-Whole Adjustment Event described in clause (2) of the definition of “Fundamental Change,” the Stock Price shall be the cash amount paid per share of Common Stock.  Otherwise, the Stock Price shall be the average of the Closing Sale Prices of the Common Stock over the five consecutive Trading Day period ending on the Trading Day immediately preceding the Effective Date of the Make-Whole Adjustment Event.

(d)                                 Interpolation and Limits.  The exact Stock Prices and Effective Dates may not be set forth in the table in Schedule A, in which case:

(i)                                     If the Stock Price is between two Stock Prices in the table or the Effective Date is between two dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the next higher and next lower Stock Prices and the earlier and later dates, as applicable, based on a 365-day year.

(ii)                                  If the Stock Price is greater than $200.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table in Schedule A), no Additional Shares shall be added to the Conversion Rate.

(iii)                               If the Stock Price is less than $26.025 per share (subject to adjustments in the same manner as the Stock Prices set forth in the column headings of the table in Schedule A), no Additional Shares shall be added to the Conversion Rate.

Notwithstanding the foregoing, in no event shall the Conversion Rate be increased on account of a Make-Whole Adjustment Event to exceed 38.4245 shares of Common Stock per

$1,000 principal amount of Notes, subject to adjustments in the same manner as the Conversion Rate is required to be adjusted as set forth in Section 4.04.

(iv)                              The Stock Prices set forth in the column headings of the table in Schedule A shall be adjusted as of any date on which the Conversion Rate of the Notes is otherwise required to be adjusted.  The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted.  The number of Additional Shares set forth in such table shall be adjusted in the same manner and at the same time as the Conversion Rate is required to be adjusted as set forth in Section 4.04.

(e)                                  Notices.  The Company shall notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) in writing of the anticipated Effective Date of any Make-Whole Adjustment Event and issue a press release announcing such anticipated Effective Date as soon as practicable after determining such anticipated Effective Date (and make the press release available on the Company website).  The Company shall use its commercially reasonable efforts to give notice to Holders of the anticipated Effective Date for a Make-Whole Adjustment Event not less than 50 Scheduled Trading Days prior to such anticipated Effective Date.

Section 4.07                             Effect of Recapitalization, Reclassification, Consolidation, Merger or Sale.

(a)                                 Merger Events.  In the case of:

(i)                                     any recapitalization, reclassification or change of the Common Stock (other than as a result of a subdivision or combination for which an adjustment was made pursuant to Section 4.04(a));

(ii)                                  a consolidation, merger, combination or binding share exchange involving the Company; or

(iii)                               a sale, assignment, conveyance, transfer, lease or other disposition to a third party of the consolidated assets of the Company and its Subsidiaries as an entirety or substantially as an entirety;

and, in each case, as a result of which the Common Stock would be converted into, or exchanged for, common stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event,” any such common stock, other securities, other property or assets (including cash or any combination thereof), “Reference Property,” and (i) the amount and kind of Reference Property that a holder of one share of Common Stock is entitled to receive in the applicable Merger Event, or (ii) if as a result of the applicable Merger Event, each share of Common Stock is converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the per share of Common Stock weighted average of the amounts and kinds of Reference Property received by the holders of Common Stock that affirmatively make such an election, a “Unit of Reference Property”), then, at the effective time of such Merger Event, the right to convert each $1,000 principal amount of Notes into a number of shares of the Common Stock equal to the Conversion Rate in effect immediately prior to such Merger Event shall, without the consent of the Holders, be changed into a right to convert each $1,000 principal amount of Notes into or based on a number of Units of Reference Property equal to the Conversion Rate in effect immediately prior to such Merger Event, and, prior to or at the effective time of such Merger Event, the Company or the successor or purchasing person, as the case may be, shall execute with the Trustee a supplemental indenture providing for such change in the right to convert each $1,000 principal amount of Notes; provided, however, that at and after the effective time of the Merger Event, (i) the Company shall continue to have the right to determine the Settlement Method applicable to any conversion of Notes, unless it has previously irrevocably elected Combination Settlement with a particular Specified Dollar Amount, (ii) any amount otherwise payable in cash upon conversion of the Notes shall continue to be payable in cash under Section 4.03,  (iii) the number of shares of Common Stock that the Company would have been required to deliver upon conversion of the Notes in accordance with Section 4.03 and 4.06 shall instead be deliverable in Units of Reference Property and (iv)  the Daily VWAP shall, to the extent reasonably possible, be calculated based on the value of a Unit of Reference Property.

The Company shall not become a party to any Merger Event unless its terms are consistent with this Section 4.07.  Such supplemental indenture described in the immediately preceding paragraph shall provide for adjustments which shall be as nearly equivalent to the adjustments provided for in this Article 4 in the judgment of the Board of Directors or the board of directors of the successor person.  If, in the case of any such Merger Event, the Reference Property receivable thereupon by a holder of Common Stock includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a person other than the successor or purchasing person, as the case may be, in such Merger Event, then such indenture shall also be executed by such other person.

(b)                                 Notice of Supplemental Indentures.  The Company shall cause written notice of the execution of such supplemental indenture to be given to each Holder in accordance with Section 12.08(c) within 20 calendar days after execution thereof.  Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.  The above provisions of this Section 4.07 shall similarly apply to successive Merger Events.

(c)                                  Prior Notice.  In addition, at least 10 Scheduled Trading Days before any Merger Event, the Company shall give notice to Holders of such Merger Event, or, if the Company has not publicly announced such Merger Event at such time, as promptly as practicable after publicly announcing such Merger Event.  In any such notice, the Company shall also specify the composition of the Unit of Reference Property for such Merger Event, or, if the Company has not determined the composition of such Unit of Reference Property at such time, the Company shall provide an additional written notice to Holders that states the composition of such Unit of Reference Property as promptly as practicable after determining its composition.

Section 4.08                             Certain Covenants.

(a)                                 Reservation of Shares.  To the extent necessary to satisfy its obligations under this Supplemental Indenture, prior to issuing any shares of Common Stock, the Company shall reserve out of its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Notes.

(b)                                 Certain other Covenants.  The Company covenants that all shares of Common Stock that may be issued upon conversion of Notes shall be issued in book-entry format, shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from preemptive rights and free from any tax, lien or charge (other than those created by the Holder or due to a change in registered owner).  The Company shall list or cause to have quoted any shares of Common Stock to be issued upon conversion of Notes on each national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

Section 4.09                             Responsibility of Trustee.  The Trustee and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Notes or any other person to determine or calculate the Conversion Rate, to determine whether any facts exist which may require any adjustment of the Conversion Rate, or to confirm the accuracy of any such adjustment when made or the appropriateness of the method employed, or herein or in any supplemental indenture provided to be employed, in making the same.  The Trustee and any Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock or of any other securities or property that may at any time be issued or delivered upon the conversion of any Notes; and the Trustee and the Conversion Agent make no representations with respect thereto.  Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Notes for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 4.  The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation its right to be compensated, reimbursed and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, including its capacity as Conversion Agent.

Section 4.10                             Notice of Adjustment to the Trustee.  Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent (if other than the Trustee) an Officers’ Certificate setting forth the Conversion Rate after such adjustment, a brief statement of the facts requiring such adjustment and the calculations of the Conversion Rate.  Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect.  Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date as of which each adjustment becomes effective and shall deliver such notice of such adjustment of the Conversion Rate to the Holder of each Note in accordance with Section 12.08(c) within 20 days after execution thereof.  Failure to deliver such notice shall not affect the legality, effectiveness or validity of any such adjustment and shall not be an Event of Default under this Supplemental Indenture.

Section 4.11          Notice to Holders.

(a)           Notice to Holders Prior to Certain Actions.  The Company shall deliver written notices of the events specified below at the times specified below and containing the information specified below unless, in each case, (i) pursuant to this Supplemental Indenture, the Company is already required to deliver notice of such event containing at least the information specified below at an earlier time or (ii) the Company, at the time it is required to deliver a notice, does not have knowledge of all of the information required to be included in such notice, in which case, the Company shall (A) deliver notice at such time containing only the information that it has knowledge of at such time (if it has knowledge of any such information at such time), and (B) promptly upon obtaining knowledge of any such information not already included in a notice delivered by the Company, deliver notice to each Holder containing such information.  In each case, the failure by the Company to give such notice, or any defect therein, shall not affect the legality or validity of such event.

(i)            Issuances, Distributions, and Dividends and Distributions.  If the Company (A) announces any issuance of any rights, options or warrants that would require an adjustment in the Conversion Rate pursuant to Section 4.04(b); (B) authorizes any distribution that would require an adjustment in the Conversion Rate pursuant to Section 4.04(c) (including any separation of rights from the Common Stock described in Section 4.04(f)); or (C) announces any dividend or distribution that would require an adjustment in the Conversion Rate pursuant to Section 4.04(d), then the Company shall deliver to the Holders at least 50 Scheduled Trading Days prior to the Ex-Dividend Date for such issuance, dividend or distribution, notice describing such issuance, dividend or distribution, as the case may be, and stating the expected Ex-Dividend Date and Record Date for such issuance, distribution, dividend or distribution, as the case may be.  In addition, the Company shall deliver to the Holders written notice if the consideration included in such issuance, dividend or distribution, or the Ex-Dividend Date or Record Date of such issuance, dividend or distribution, as the case may be, changes.

(ii)           Tender and Exchange Offers.  If the Company announces any tender or exchange offer that could require an adjustment in the Conversion Rate pursuant to Section 4.04(e), the Company shall deliver to the Holders on the day it announces such tender or exchange offer, and, if the Company is required to file with the Commission a Schedule TO in connection with such tender or exchange offer, an additional written notice (i) when the Company first files such Schedule TO, which notice shall include the address at which such Schedule TO is available on the Commission’s EDGAR system (or any successor thereto), and (ii) whenever the Company files an amendment to such Schedule TO, which notice shall include the address at which such amendment is available on the Commission’s EDGAR system (or any successor thereto).

(iii)          Voluntary Increases.  If the Company increases the Conversion Rate pursuant to Section 4.04(b), the Company shall deliver notice to the Holders at least 15 calendar days prior to the date on which such increase shall become effective, which notice shall state the date on which such increase shall become effective and the amount by which the Conversion Rate shall be increased.

(iv)          Dissolutions, Liquidations and Winding-Ups.  If there is a voluntary or involuntary dissolution, liquidation or winding-up of the Company, the Company shall deliver notice to the Holders at promptly as possible, but in any event at least 50 Scheduled Trading Days prior to the earlier of (i) the date on which such dissolution, liquidation or winding-up, as the case may be, is expected to become effective or occur, and (ii) the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such dissolution, liquidation or winding-up, as the case may be, which notice shall state the expected effective date and Record Date for such event, as applicable, and the amount and kind of property that a holder of one share of the Common Stock is expected to be entitled, or may elect, to receive in such event.  The Company shall deliver an additional written notice to Holders, as promptly as practicable, whenever the expected effective date or Record Date, as applicable, or the amount and kind of property that a holder of one share of the Common Stock can expect to be entitled to receive in such event, changes.

(b)           Notices After Certain Actions and Events.  Whenever an adjustment to the Conversion Rate becomes effective pursuant to Section 4.04, 4.05 or 4.06, the Company shall (i) promptly deliver to the Conversion Agent and the Trustee an Officers’ Certificate stating that such adjustment has become effective, the Conversion Rate, the manner in which the adjustment was computed and describing the facts upon which the adjustment was based (and unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect) and (ii) issue a press release (and make such press release available on the Company’s website) stating that such adjustment has become effective and the Conversion Rate or conversion privilege as adjusted.  Failure to give any such notice, or any defect therein, shall not affect the validity of any such adjustment.

ARTICLE 5.
COVENANTS

Section 5.01          Payment of Principal and Interest and the Fundamental Change Purchase Price.

The Company covenants and agrees that it shall cause to be paid the principal of (including the Fundamental Change Purchase Price), and accrued and unpaid interest, if any, with respect to, each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes. Notwithstanding anything to the contrary in the Indenture or the Notes, this Section 5.01 shall apply to the Notes in lieu of Section 10.01 of the Base Indenture.

Section 5.02          Maintenance of Office or Agency.

The Company shall maintain in the continental U.S. an office of the Paying Agent, an office of the Registrar and an office or agency where Notes may be surrendered for conversion (“Conversion Agent”) and where notices and demands to or upon the Company in respect of the Notes and this Supplemental Indenture (other than the type contemplated by Section 12.14) may be served (which may be an office or drop facility of the Trustee or any Agent).  The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the office or agency of the Trustee.

The Company may also from time to time designate as co-registrars one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the continental U.S. for such purposes.  The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.  The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable.

The Company hereby initially designates the Trustee as the Paying Agent, Registrar, Conversion Agent, and its Corporate Trust Office shall be considered as one such office or agency of the Company for each of the aforesaid purposes.  The Company or its Affiliates may act as Paying Agent or Registrar.

With respect to any Global Note, the Corporate Trust Office of the Trustee or any Paying Agent shall be the place of payment where such Global Note may be presented or surrendered for payment or conversion or for registration of transfer or exchange, or where successor Notes may be delivered in exchange therefor; provided, however, that any such payment, conversion, presentation, surrender or delivery effected pursuant to the Applicable Procedures for such

Global Note shall be deemed to have been effected at the place of payment for such Global Note in accordance with the provisions of this Supplemental Indenture.

Notwithstanding anything to the contrary in the Indenture or the Notes, this Section 5.01 shall apply to the Notes in lieu of Section 10.02 of the Base Indenture.

Section 5.03          Provisions as to Paying Agent.

(a)           If the Company shall appoint a Paying Agent other than the Trustee, the Company shall cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree, subject to the provisions of this Section 5.03:

(i)            that it shall hold all sums held by it as such agent for the payment of the principal of, accrued and unpaid interest, if any, on, or the Fundamental Change Purchase Price with respect to, the Notes in trust for the benefit of the Holders of the Notes;

(ii)           that it shall give the Trustee prompt written notice of any failure by the Company to make any payment of the principal of, accrued and unpaid interest, if any, on, or the Fundamental Change Purchase Price with respect to, the Notes when the same shall be due and payable; and

(iii)          that at any time during the continuance of an Event of Default, upon request of the Trustee, it shall forthwith pay to the Trustee all sums so held in trust.

The Company shall, on or before each due date of the principal of, accrued and unpaid interest, if any, on, or the Fundamental Change Purchase Price with respect to, the Notes, deposit with the Paying Agent a sum sufficient to pay such principal, accrued and unpaid interest, or Fundamental Change Purchase Price, as the case may be, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee in writing of any failure to take such action, provided that, if such deposit is made on the due date, such deposit must be received by the Paying Agent by 11:00 a.m., New York City time, on such date.

(b)           If the Company shall act as its own Paying Agent, it shall, on or before each due date of the principal of, accrued and unpaid interest, if any, on, or the Fundamental Change Purchase Price with respect to, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal,  accrued and unpaid interest, if any, or Fundamental Change Purchase Price so becoming due and shall promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal of, accrued and unpaid interest on, or the Fundamental Change Purchase Price for, the Notes when the same shall become due and payable.

(c)           Anything in this Section 5.03 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Supplemental Indenture, or for any other reason, pay or cause to be paid to the

Trustee all sums held in trust by any Paying Agent hereunder as required by this Section 5.03, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the any Paying Agent to the Trustee, such Paying Agent (if other than the Company) shall be released from all further liability with respect to such sums.

(d)           Subject to any applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, accrued and unpaid interest, if any, on, or the Fundamental Change Purchase Price with respect to, any Note and remaining unclaimed for two years after such principal, accrued and unpaid interest, Fundamental Change or Purchase Price has become due and payable shall be paid to the Company on written request of the Company contained in an Officers’ Certificate, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that before the Trustee or such Paying Agent are required to make any such repayment, the Company shall cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The Borough of Manhattan, The City of New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 calendar days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

Section 5.04          Reports.  The Company shall (i) file with the Commission within the time periods prescribed by the Commission’s rules and regulations and (ii) furnish to the Trustee and the Holders, within 15 calendar days after it is required to file the same with the Commission (after giving effect to any grace period provided by Rule 12b-25 under the Exchange Act), all the quarterly and annual reports and of the information, documents and other reports, if any, that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act.  The Company shall not be required to file any report or other information with the Commission if the Commission does not permit such filing; provided, however, the Company shall be required to furnish such reports to the Trustee.  Any such report, information or document that the Company files with the Commission through the EDGAR system (or any successor thereto) shall be deemed to be delivered to the Trustee for the purposes of this Section 5.04 at the time of such filing through the EDGAR system (or such successor thereto).

Notwithstanding anything to the contrary in the Indenture or the Notes, this Section 5.04 shall apply to the Notes in lieu of Section 10.07 of the Base Indenture.

Section 5.05          Statements as to Defaults.  The Company is required to deliver to the Trustee (i) within 120 days after the end of each fiscal year (commencing with the fiscal year ending December 31, 2014), an Officers’ Certificate stating whether or not the signers thereof know of any default of the Company that occurred during the previous year and whether the Company, to the Officer’s knowledge, is in default in the performance or observance of any of the terms, provisions and conditions of this Supplemental Indenture and (ii) within 30 days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any events that would constitute Defaults or Events of Default, setting forth the details of such Defaults or Events of Default, their status and the action the Company is taking or proposes to take in respect thereof.  The Trustee shall not be deemed to have notice of any Default or Event of Default except in accordance with Section 11.03(i).

Notwithstanding anything to the contrary in the Indenture or the Notes, this Section 5.05 shall apply to the Notes in lieu of Section 10.08 of the Base Indenture.

Section 5.06          Additional Interest Notice.  If Additional Interest is payable by the Company pursuant to Section 6.03, the Company shall deliver to the Trustee an Officers’ Certificate, prior to the Regular Record Date for each applicable Interest Payment Date, to that effect stating (a) the amount of such Additional Interest that is payable and (b) the date on which such interest is payable.  Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable.  The Trustee shall have no obligation to calculate or determine the amount of any Additional Interest payable by the Company under this Supplemental Indenture.  If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officers’ Certificate setting forth the particulars of such payment.

Section 5.07          Reserved

Section 5.08          Reserved

Section 5.09          Corporate Existence.  Subject to Article 9, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any right or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the Company’s business and that the loss thereof is not disadvantageous in any material respect to the Holders.

Notwithstanding anything to the contrary in the Indenture or the Notes, this Section 5.059 shall apply to the Notes in lieu of Section 10.04 of the Base Indenture.

Section 5.10          Restriction on Resales.  The Company shall not, and shall procure that no “affiliate” (as defined under Rule 144) of the Company shall, resell any of the Notes that have been reacquired by the Company or any such “affiliate” (as defined under Rule 144).

Section 5.11          Further Instruments and Acts.  Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Supplemental Indenture.

Section 5.12          Par Value Limitation.  The Company shall not take any action that, after giving effect to any adjustment pursuant to Article 4, would result in the issuance of shares of Common Stock for less than the par value of such shares of Common Stock.

Section 5.13          Company to Furnish Trustee Names and Addresses of Holders.  If at any time the Trustee is not the Registrar, the Company will furnish or cause to be furnished to the Trustee

(a)           semi-annually, not later than the 10th day after each Regular Record Date, a list, in such form as the Trustee may reasonably require, containing all the information in the possession or control of the Company, or any of its Paying Agents other than the Trustee, of the names and addresses of the Holders, as of such preceding Regular Record Date, and

(b)           at such other times as the Trustee may request in writing, within 15 days after the receipt by the Company of any such request, a list of similar form and content as of a date the Trustee may reasonably require.

ARTICLE 6.
REMEDIES

Notwithstanding anything to the contrary in the Indenture or the Notes, this Article 6 shall apply to the Notes in lieu of Article V of the Base Indenture.

Section 6.01          Events of Default.  Each of the following events shall be an “Event of Default”:

(a)           the Company’s failure to pay the principal of any Note when due and payable on the Maturity Date, upon required repurchase, upon declaration of acceleration or otherwise;

(b)           the Company’s failure to comply with its obligations under Article 4 to deliver or pay, as the case may be, the Settlement Amount owing upon conversion of any Note (including any Additional Shares or cash in lieu thereof) within five Business Days;

(c)           the Company’s failure to pay any interest on any Note when due, and such failure continues for a period of 30 calendar days;

(d)           the Company’s failure to pay the Fundamental Change Purchase Price on any Note when due;

(e)           the Company’s failure to timely provide a Fundamental Change Company Notice, notice of a distribution pursuant to Section 4.01(b)(iii), notice of a transaction pursuant to Section 4.01(b)(iv) or Section 4.01(b)(v), as applicable, or notice of a Make-Whole Adjustment Event in accordance with the provisions of Section 3.02(a), Section  4.01(b)(iii), Section 4.01(b)(iv), Section 4.01(b)(v) or Section 4.06(e), as applicable.

(f)            the Company’s failure to perform any other covenant required by the Company in this Supplemental Indenture (other than a covenant or agreement a default in whose performance or whose breach is specifically addressed in Sections 6.01(a) through (e) above) and such failure continues for 60 calendar days after written notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then Outstanding (a copy of which notice, if given by Holders, must also to be given to the Trustee) has been received by the Company;

(g)           any indebtedness for money borrowed by, or any other payment obligation of, the Company or any of its Subsidiaries that is a Significant Subsidiary (or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary), in an outstanding principal amount, individually or in the aggregate, in excess of $15.0 million (or its foreign currency equivalent at the time) is not paid at final maturity (or when otherwise due) or is accelerated, and such indebtedness is not discharged (or such default in payment or acceleration is cured or rescinded) within thirty 30 days after such due date or acceleration, as the case may be;

(h)           the Company or any of its Subsidiaries that is a Significant Subsidiary (or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary) fails to pay one or more final and non-appealable judgments entered by a court or courts of competent jurisdiction, the aggregate uninsured or unbonded portion of which is in excess of $15.0 million, provided that, no Event of Default shall be deemed to occur under this clause (h) if such judgments are paid, discharged or stayed within 30 days after the entry of such judgment;

(i)            the Company or any Significant Subsidiary of the Company (i) commences a voluntary case or other proceeding seeking the liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect; (ii)  seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary of the Company or any substantial part of the Company’s or such Significant Subsidiary of the Company’s property, (iii) consents to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, (iv) makes a general assignment for the benefit of creditors, or (v) fails generally to pay its debts as they become due; or

(j)            an involuntary case or other proceeding is commenced against the Company or any Significant Subsidiary of the Company (i) seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary of the Company or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or (ii) seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary of the Company or any substantial part of its property, and such involuntary case or other proceeding remains undismissed and unstayed for a period of 60 consecutive days.

Section 6.02          Acceleration; Rescission and Annulment.

(a)           If an Event of Default (other than an Event of Default specified in Section 6.01(i) or Section 6.01(j) with respect to the Company) occurs and is continuing, either the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding by written notice to the Company and the Trustee, may, and the Trustee at the written request of such Holders shall, declare 100% of the principal of and accrued and unpaid interest, if any, on all the Notes then Outstanding to be due and payable immediately.  If an Event of Default specified in Section 6.01(i) or Section 6.01(j) with respect to the Company occurs, 100% of the principal of and accrued and unpaid interest, if any, on all Notes shall automatically become immediately due and payable.

(b)           Notwithstanding anything to the contrary in Section 6.02(a), Section 6.04 or any other provision of this Supplemental Indenture, if, at any time after the principal of, and accrued and unpaid interest, if any, on, the Notes shall have been so declared due and payable in accordance with Section 6.02(a), and before any judgment or decree of a court of competent jurisdiction for the payment of the monies due shall have been obtained, and each of the conditions set forth in the immediately following clauses (i), (ii) and (iii) is satisfied:

(i)            the Company delivers or deposits with the Trustee the amount of cash sufficient to pay all matured installments of principal and interest upon all the Notes, and the principal of and accrued and unpaid interest, if any, on all Notes which shall have become due otherwise than by acceleration (with interest on such principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the rate or rates, if any, specified in the Notes to the date of such payment or deposit), and such amount as shall be sufficient to pay the Trustee its reasonable compensation and reimburse the Trustee for its reasonable expenses, disbursements and advances (including the fees and expenses of its agents and counsel);

(ii)           rescission and annulment would not conflict with any judgment or decree of a court of competent jurisdiction; and

(iii)          any and all Events of Default under this Supplemental Indenture, other than the non-payment of the principal of the Notes that became due because of the acceleration, shall have been cured, waived or otherwise remedied as provided herein, then, the Holders of a majority of the aggregate principal amount of Notes then Outstanding, by written notice to the Company and to the Trustee, may waive all Defaults and Events of Default with respect to the Notes (except for any Default or Event of Default arising from (a) the Company’s failure to pay principal of, or any interest on any Notes, (b) the Company’s failure to deliver the Settlement Amounts due upon conversion of any Note within the applicable time period set forth under Section 4.03(a), or (c) the Company’s failure to comply with any provision of this Supplemental Indenture the modification of which would require the consent of the

Holder of each Outstanding Note affected) and may rescind and annul the declaration of acceleration resulting from such Defaults or Events of Default and their consequences; provided, that no such rescission or annulment shall extend to or shall affect any subsequent Default or Event of Default or shall impair any right consequent on such Default or Event of Default; provided further that all amounts due to the Trustee under Section 5.03 of the Base Indenture have been paid.

Section 6.03          Additional Interest.

(a)           Notwithstanding Section 6.02, to the extent the Company elects, the sole remedy for an Event of Default under Section 6.01(f) relating to (i) the Company’s failure to file with the Trustee pursuant to Section 314(a)(1) of the Trust Indenture Act any documents or reports the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act or (ii) the Company’s failure to comply with Section 5.04 (such Event of Default, a “Reporting Event of Default”), shall, for the 180 days after the occurrence of such Reporting Event of Default, consist exclusively of the right to receive Additional Interest at an annual rate equal to 0.25% of the aggregate principal amount of the Notes during the first 90 days thereafter and 0.50% of the aggregate principal amount of the Notes from the 91st day to, but not including, the 181st day after the occurrence of such Reporting Event of Default (or, if applicable, the earlier date on which such Reporting Event of Default is cured or waived), payable in the same manner and on the same dates as the stated interest payable on the Notes.

(b)           If the Reporting Event of Default is continuing on the 181st day after the date on which such Reporting Event of Default occurred, the Notes shall be subject to acceleration as provided in Section 6.02(a).

(c)           In order to elect to pay the Additional Interest as the sole remedy during the first 180 days after the occurrence of a Reporting Event of Default, the Company must notify all Holders of Notes, the Trustee and the Paying Agent in writing of such election on or before the date on which such Reporting Event of Default would otherwise occur.  Upon the Company’s failure to timely give such notice or pay the Additional Interest when due, the Notes shall be immediately subject to acceleration as provided in Section 6.02.  Nothing in this Section 6.03 shall affect the rights of Holders of Notes in the event of the occurrence of any other Event of Default.

(d)           Such Additional Interest shall be payable in the same manner and on the same dates as the stated interest payable on the Notes.

Section 6.04          Waiver of Past Defaults.   Subject to Section 6.02(b), the Holders of not less than a majority of the aggregate principal amount of Notes then Outstanding, by written notice to the Company and to the Trustee, may waive any Default or Event of Default (except for any Default or Event of Default arising from (a) the Company’s failure to pay principal of, or any interest on, any Notes, (b) the Company’s failure to pay or  deliver the Settlement Amounts due upon conversion of any Note within the applicable time period set forth under Section 4.03(a), or (c) the Company’s failure to comply with any provision of this Supplemental

Indenture the modification of which would require the consent of the Holder of each Outstanding Note affected) and rescind any acceleration resulting from such Default or Event of Default and its consequences; provided, that no such waiver shall extend to or shall affect any subsequent Default or Event of Default or shall impair any right consequent on such Default or Event of Default.

Section 6.05          Control by Majority.  Subject to the Trustee’s duties in the case of an Event of Default, the Trustee shall not be obligated to exercise any of its rights or powers at the request of the Holders unless the Holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense.  Subject to this Supplemental Indenture, applicable law and the Trustee’s indemnification, the Holders of a majority in aggregate principal amount of the Outstanding Notes may direct in writing the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes.  The Trustee, however, may refuse to follow any direction that conflicts with law or this Supplemental Indenture or that the Trustee determines is unduly prejudicial to the rights of any Holder, or that may involve the Trustee in personal liability.  In addition, the Trustee will not be required to expend its own funds under any circumstances.

Section 6.06          Limitation on Suits.  Subject to Section 6.07, no Holder shall have any right to institute any proceeding under this Supplemental Indenture, or for the appointment of a receiver or Trustee, or for any other remedy under this Supplemental Indenture or with respect to the Notes unless:

(a)           the Holder has previously delivered to the Trustee written notice of a continuing Event of Default;

(b)           the Holders of at least 25% in aggregate principal amount of the then Outstanding Notes deliver to the Trustee a written request that the Trustee pursue a remedy with respect to such Event of Default and have offered indemnity or security satisfactory to the Trustee to institute such proceeding as Trustee;

(c)           the Trustee has failed to institute a proceeding within 60 days after such notice, request and offer; and

(d)           the Trustee has not received from the Holders of a majority in aggregate principal amount of the then Outstanding Notes a direction inconsistent with such written request within 60 days after such notice, request and offer.

No one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of this Supplemental Indenture to affect, disturb, prejudice the rights of any other Holder, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Supplemental Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein). For the protection and enforcement of this Section 6.06, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 6.07          Rights of Holders to Receive Payment and to Convert.  Notwithstanding anything to the contrary elsewhere in this Supplemental Indenture, the above limitations set forth under Section 6.06 do not apply to a suit instituted by a Holder for the enforcement of a payment of the principal of, or any interest on, any Note, on or after the applicable due date, the right to convert the Note or to receive the Settlement Amounts due upon conversion in accordance with Article 4, or the right of a beneficial owner to exchange its beneficial interest in a Global Note for a Physical Note if an Event of Default has occurred and is continuing in accordance with Section 2.11.

Section 6.08          Collection of Indebtedness; Suit for Enforcement by Trustee.  If an Event of Default specified in Section 6.01(a), 6.01(b), 6.01(c) or 6.01(d) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, interest on, the Fundamental Change Purchase Price with respect to, the Settlement Amounts due upon the conversion of the Notes and such further amount as is sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, as well as any other amounts that may be due hereunder

Section 6.09          Trustee May Enforce Claims Without Possession of Notes.  All rights of action and claims under this Supplemental Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the compensation, and reasonable expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

Section 6.10          Trustee May File Proofs of Claim.  The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, shall be entitled to collect, receive and distribute any money or other property payable or deliverable on any such claims, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and, in the event that the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee hereunder.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee hereunder out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and is paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding, whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to, or to accept or to adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.11          Restoration of Rights and Remedies.  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Supplemental Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.12          Rights and Remedies Cumulative.  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.09, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.13          Delay or Omission Not a Waiver.  No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time and as often as may be deemed expedient by the Trustee (subject to the limitations contained in this Supplemental Indenture) or by the Holders, as the case may be.

Section 6.14          Priorities.  If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

FIRST:  to the Trustee, its agents and attorneys for amounts due under Section 11.07, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

SECOND: to the Holders, for any amounts due and unpaid on the principal of, accrued and unpaid interest on, the Fundamental Change Purchase Price with respect to, and any cash due upon conversion of, any Note, without preference or priority of any kind, according to such amounts due and payable on all of the Notes; and

THIRD:  the balance, if any, to the Company or to such other party as a court of competent jurisdiction directs.

The Trustee may fix a record date and payment date for any payment to the Holders pursuant to this Section 6.14.  If the Trustee so fixes a record date and a payment date, at least 15 calendar days prior to such record date, the Trustee shall deliver to each Holder a written notice, which notice shall state such record date, such payment date and the amount of such payment.

Section 6.15          Undertaking for Costs.  All parties to this Supplemental Indenture agree, and each Holder, by such Holder’s acceptance of a Note, shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Supplemental Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section 6.15 shall not apply to (i) any suit instituted by the Trustee, (ii) any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the Notes then Outstanding, (iii) any suit instituted by any Holder for the enforcement of the payment of the principal (including the Fundamental Change Purchase Price) of, or any interest on any Note on or after the applicable due date expressed or provided for in this Supplemental Indenture, (iv) any suit for the enforcement of the right to convert any Note or to receive the Settlement Amounts due upon conversion of any Note in accordance with the provisions of Article 4, or (v) any suit for the enforcement of the right of a beneficial owner to exchange its beneficial interest in a Global Note for a Physical Note if an Event of Default has occurred and is continuing in accordance with Section 2.11.

Section 6.16          Waiver of Stay, Extension and Usury Laws.  The Company covenants that, to the extent that it may lawfully do so, it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Supplemental Indenture; and the Company, to the extent that it may lawfully do so, hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall instead suffer and permit the execution of every such power as though no such law has been enacted.

Section 6.17          Notices from the Trustee.  If a Default occurs and is continuing and is known to the Trustee, the Trustee must mail notice of such Default to each Holder within 90 days after it occurs.  Except in the case of a Default in the payment of the principal of or interest on, any Note or of a Default in the delivery of the Settlement Amounts due upon conversion of any Note, the Trustee may withhold notice if and so long as the Trustee in good faith determines that withholding notice is in the interests of the Holders.

ARTICLE 7.
SATISFACTION AND DISCHARGE; NO DEFEASANCE

Section 7.01          Discharge of Liability on Notes.  Neither Article XIII nor Article XIV of the Base Indenture shall apply with respect to the Notes.  Notwithstanding anything to the contrary in the Indenture or the Notes, this Article 7 shall apply to the Notes in lieu of Article IV of the Base Indenture.  When (i) (a) the Company shall deliver to the Trustee for cancellation all

Notes theretofore authenticated (other than any Notes that have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled, or (b) all the Notes not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable (whether on the Maturity Date, on any Fundamental Change Purchase Date, upon conversion or otherwise) and the Company shall deposit with the Trustee, in trust, or deliver to the Holders, as applicable, an amount of cash (and, to the extent applicable, deliver to the Holders a number of shares of Common Stock to satisfy the Company’s obligations with respect to outstanding conversions) sufficient to pay all amounts due on all of such Notes (other than any Notes that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and interest due, accompanied, except in the event the Notes are due and payable solely in cash at the Maturity Date or upon an earlier Fundamental Change Purchase Date, by a verification report as to the sufficiency of the deposited amount from an independent certified accountant or other financial professional satisfactory to the Trustee, and the Company shall have paid or cause to be paid all other sums payable hereunder by the Company, and (ii) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions  precedent in this Supplemental Indenture provided for relating to the satisfaction and discharge of this Supplemental Indenture have been complied with, then this Supplemental Indenture shall cease to be of further effect (except as to (A) rights hereunder of Holders to receive all amounts owing upon the Notes and the other rights, duties and obligations of Holders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (B) the rights, obligations, indemnities and immunities of the Trustee hereunder and the obligations of the Company in respect thereof), and the Trustee, on written demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company, shall execute instruments acknowledging satisfaction and discharge of this Supplemental Indenture.  Notwithstanding the foregoing, the Company hereby agrees to reimburse the Trustee for any reasonable costs or expenses thereafter reasonably incurred by the Trustee, including the fees and expenses of its counsel, and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Supplemental Indenture or the Notes.

Section 7.02          Deposited Monies to Be Held in Trust by Trustee.  Subject to Section 7.04, all monies deposited with the Trustee pursuant to Section 7.01 shall be held in trust for the sole benefit of the Holders of the Notes, and such monies and shall be applied by the Trustee to the payment, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent), to the Holders of the particular Notes for the payment of all sums or amounts due and to become due thereon for principal and interest, if any.

Section 7.03          Paying Agent to Repay Monies Held.  Upon the satisfaction and discharge of this Supplemental Indenture, all excess monies then held by any Paying Agent (if other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such amounts.

Section 7.04          Return of Unclaimed Monies.  Subject to the requirements of applicable law, any monies deposited with or paid to the Trustee for payment of the principal of or interest, if any, on the Notes and not applied but remaining unclaimed by the Holders of the Notes for two years after the date upon which the principal of or interest, if any, on such Notes, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on written demand, and all liability of the Trustee shall thereupon cease with respect to such monies; and the Holders shall thereafter look only to the Company for any payment that such Holder may be entitled to collect unless an applicable abandoned property law designates another person.

Section 7.05          Reinstatement.  If the Trustee or the Paying Agent is unable to apply any monies in accordance with Section 7.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Supplemental Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 7.01 until such time as the Trustee or the Paying Agent is permitted to apply all such amounts in accordance with Section 7.02; provided, however, that if the Company makes any payment of interest on, principal of or delivery in respect of any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the monies held by the Trustee or Paying Agent.

ARTICLE 8.
SUPPLEMENTAL INDENTURES

Section 8.01          Supplemental Indentures Without Consent of Holders.

Without notice to, or the consent of, any Holder, the Company (when authorized by a Board Resolution) and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, for any of the following purposes:

(a)           to cure any ambiguity, omission, defect or inconsistency in this Supplemental Indenture or the Notes;

(b)           to evidence the succession by a Successor Company and to provide for the assumption by a Successor Company of the Company’s obligations under this Supplemental Indenture and the Notes;

(c)           to add guarantees with respect to the Notes;

(d)           to secure the Notes;

(e)           to add to the Company’s covenants such further covenants, restrictions or conditions for the benefit of the Holders or surrender any right or power conferred upon the Company by this Supplemental Indenture;

(f)            to make any change that does not adversely affect the rights of any Holder;

(g)           upon the occurrence of an event described under Section 4.07, solely to (i) provide that the Notes are convertible into Reference Property, subject to Section 4.03, and (ii) effect the related changes to the terms of the Notes described under Section 4.07, in each case, in accordance with the applicable provisions of this Supplemental Indenture; or

(h)           to comply with any requirements of the Commission in connection with the qualification of this Indenture under the Trust Indenture Act; or

(i)            to conform the terms of this Supplemental Indenture or the Notes to the description thereof in the Preliminary Prospectus Supplement, as supplemented by the pricing term sheet related to the offering of the Initial Notes.

Notwithstanding anything to the contrary in the Indenture or the Notes, this Section 8.01 shall apply to the Notes in lieu of Section 9.01 of the Base Indenture.

Section 8.02          Supplemental Indentures With Consent of Holders.

With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender or exchange offer for, Notes) and by Act of said Holders delivered to the Company and the Trustee, the Company and the Trustee may amend the Notes or enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Supplemental Indenture or of modifying in any manner the rights of the Holders under this Supplemental Indenture, and the Holders of a majority in aggregate principal amount of the Outstanding Notes may waive the Company’s compliance in any instance with any provision herein without notice to the other Holders; provided, however, that no such amendment, supplement or waiver shall, without the consent of the Holder of each Outstanding Note affected thereby:

(a)           change the Maturity Date of the principal of, or the stated time for payments of interest on, the Notes;

(b)           reduce the principal amount of the Notes;

(c)           reduce the rate of interest on the Notes;

(d)           reduce the amount of principal payable upon acceleration of the Maturity Date of any Note;

(e)           change the place or currency of payment of principal of, or interest on, any Note;

(f)            impair the right of any Holder to receive payment of principal of and interest on its Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on, or with respect to, such Holder’s Notes;

(g)           modify the provisions with respect to the purchase rights of Holders as described in Section 3.01 in a manner that is materially adverse to Holders;

(h)           modify the ranking provisions of this Supplemental Indenture;

(i)            make any change that adversely affects the conversion rights or reduces the Conversion Rate, of any Notes; or

(j)            make any change to the provisions of this Article 8 which require each Holder’s consent or to the waiver provisions in Section 6.04 of this Supplemental Indenture except to increase the percentage required for modification, amendment or waiver or to provide for consent of each affected Holder of Notes.

It shall not be necessary for any Act or consent of Holders under this Section 8.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act or consent shall approve the substance thereof.

Notwithstanding anything to the contrary in the Indenture or the Notes, this Section 8.02 shall apply to the Notes in lieu of Section 9.02 of the Base Indenture.

Section 8.03          Notice of Amendment or Supplement.  After an amendment or supplement under this Article 8 becomes effective, the Company shall mail to the Holders a written notice briefly describing such amendment or supplement.  However, the failure to give such notice to all the Holders, or any defect in the notice, shall not impair or affect the validity of the amendment or supplement.

Section 8.04          Trustee to Sign Amendments, Etc..  The Trustee shall sign any amendment or supplement authorized pursuant to this Article 8 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  If it does, the Trustee may, but need not, sign it.  In signing or refusing to sign such amendment or supplement, the Trustee shall receive, and shall be fully protected in conclusively relying upon, an Officers’ Certificate and an Opinion of Counsel provided at the expense of the Company providing that such amendment or supplement is authorized or permitted by this Supplemental Indenture, that all conditions precedent to the execution and delivery of such amendment or supplement have been satisfied and such amendment or supplement is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

ARTICLE 9.
SUCCESSOR COMPANY

Notwithstanding anything to the contrary in the Indenture or the Notes, this Article 9 shall apply to the Notes in lieu of Article VIII of the Base Indenture.

Section 9.01          Company May Consolidate, Etc. on Certain Terms.  Subject to the provisions of Section 9.03, the Company shall not consolidate with, enter into a binding share exchange with, or merge with or into, another Person or sell, assign, convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to another Person, unless:

(a)           the resulting, surviving transferee or successor Person (the “Successor Company”), if any, is a corporation organized and existing under the laws of the U.S., any state of the U.S. or the District of Columbia and the Successor Company, if any, expressly assumes, by supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company under the Notes and this Supplemental Indenture;

(b)           immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Supplemental Indenture with respect to the Notes;

(c)           if, as a result of any such transaction, the Notes become convertible pursuant to the terms of this Supplemental Indenture into Common Stock or other securities issued by a third party (subject to Section 4.03), such third party fully and unconditionally guarantees all obligations of the Company or such Successor Company under the Notes and this Supplemental Indenture; and

(d)           all other conditions specified in this Article 9 are met.

Upon any such consolidation, merger, binding share exchange, sale, assignment, conveyance, transfer, lease or other disposition to another Person, the Successor Company (if not the Company) shall succeed to, and may exercise every right and power of the Company under this Supplemental Indenture, and the Company shall be discharged from its obligations under the Notes and this Supplemental Indenture except in the case of any such lease.

For purposes of this Section 9.01, any sale, assignment, conveyance, transfer, lease or other disposition of the properties and assets of one or more Subsidiaries of the Company that would, if the Company held such properties and assets directly, have constituted the sale, assignment, conveyance, transfer, lease or disposition of the properties and assets of the Company substantially as an entirety shall be treated as such under this Supplemental Indenture.

Section 9.02          Successor Corporation to Be Substituted.  In case of any such consolidation, merger, binding share exchange, sale, assignment, conveyance, transfer, lease or other disposition to another Person and upon the assumption by the Successor Company (if other than the Company), by supplemental indenture, executed and delivered to the Trustee, of the due and punctual payment of the principal of and accrued and unpaid interest, if any, on, all of the Notes, the due and punctual delivery of any Settlement Amount due upon conversion of the Notes, the due and punctual payment of the Fundamental Change Purchase Price, if any, and the due and punctual performance of all of the covenants and conditions of this Supplemental Indenture to be performed by the Company under this Supplemental Indenture, such Successor Company shall succeed to and be substituted for, and may exercise every right and power of, the Company under this Supplemental Indenture, with the same effect as if it had been named herein as the party of the first part; provided, however, that in the case of a sale, assignment, conveyance, transfer, lease or other disposition to one or more of its Subsidiaries of all or substantially all of the properties and assets of the Company, the Notes shall remain convertible based on the Settlement Amount, in accordance with Section 4.03, but subject to adjustment (if any) in accordance with Section 4.06.  Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon receipt of a Company Order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Supplemental Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the Officers of the Company to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose.  All the Notes so issued shall in all respects have the same legal rank and benefit under this Supplemental Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Supplemental Indenture as though all of such Notes had been issued at the date of the execution hereof.  In the event of such consolidation, merger, binding share exchange, sale, assignment, conveyance, transfer or other disposition to another Person (but not in the case of a lease), the Person named as the “Company” in the first paragraph of this Supplemental Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 9 may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Supplemental Indenture.

In case of any such consolidation, merger, binding share exchange, sale, assignment, conveyance, transfer, lease or other disposition to another Person, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 9.03          Officers’ Certificate and Opinion of Counsel to Be Given to Trustee.  In the case of any such consolidation, merger, binding share exchange, sale, assignment, conveyance, transfer, lease or other disposition pursuant to Section 9.01, the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel stating that any such consolidation, merger, binding share exchange, sale, assignment, conveyance, transfer, lease or other disposition and any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the provisions of this Supplemental Indenture.

ARTICLE 10.
NO OPTIONAL REDEMPTION

Section 10.01       No Redemption Rights.  The Company shall not redeem the Notes prior to Maturity, and no sinking fund is provided for the Notes. Neither Article XI nor Article XII of the Base Indenture shall apply to the Notes.

ARTICLE 11.
THE TRUSTEE

Notwithstanding anything to the contrary in the Indenture or the Notes, this Article 11 shall apply to the Notes in lieu of Article VI of the Base Indenture.

Section 11.01       Duties and Responsibilities of Trustee.

(a)           The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Supplemental Indenture and no implied covenants or obligations shall be read into this Supplemental Indenture against the Trustee.  In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Supplemental Indenture and use the same degree of care in its exercise as a prudent person would exercise under the circumstances in the conduct of his or her own affairs.

(b)           Prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred:

(i)            the duties and obligations of the Trustee shall be determined solely by the express provisions of this Supplemental Indenture and applicable law, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Supplemental Indenture and no implied covenants or obligations shall be read into this Supplemental Indenture against the Trustee; and

(ii)           in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Supplemental Indenture; but, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Supplemental Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein).

(c)           No provision of this Supplemental Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)            this subsection (c) does not limit the effect of this Section 11.01;

(ii)           the Trustee shall not be liable for any error of judgment made in good faith, unless it is proved in a court of competent jurisdiction in a final and non-appealable decision that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)          the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the Holders of not less than a majority in principal amount of the Notes at the time Outstanding determined as provided in Section 1.04 of the Base Indenture relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Supplemental Indenture;

(d)           Whether or not therein provided, every provision of this Supplemental Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section 11.01.

(e)           The Trustee shall not be liable in respect of any payment (as to the correctness or calculation of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-Registrar with respect to the Notes.

(f)            If any party fails to deliver a notice relating to an event the fact of which, pursuant to this Supplemental Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred.

(g)           None of the provisions contained in this Supplemental Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Section 11.02       Reserved

Section 11.03       Rights of the Trustee. Subject to the provisions of Sections 315(a) through 315(d) of the Trust Indenture Act:

(a)           The Trustee may conclusively rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon or other paper or document (whether in its original or facsimile form) believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

(b)           Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a Board Resolution.

(c)           Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both conforming to the requirements of the Indenture and the Trustee will not be liable for any action it takes or omits to take in reliance on the certificate or opinion.

(d)           The Trustee may consult with counsel of its own selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel.

(e)           The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Supplemental Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Supplemental Indenture (including upon the occurrence and during the continuance of an Event of Default), unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against any loss, expenses and liabilities which may be incurred therein or thereby.

(f)            The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney (at the reasonable expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation).

(g)           The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder.

(h)           The Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Supplemental Indenture.

(i)            In no event shall the Trustee be responsible or liable for special, indirect, consequential or punitive loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(j)            The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and the Indenture.

(k)           The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Agent, custodian and other Person employed to act hereunder.

(l)            The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(m)          The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Supplemental Indenture.

(n)           Any permissive right or authority granted to the Trustee shall not be construed as a mandatory duty.

Section 11.04       Trustee’s Disclaimer.  The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same.  The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture or of the Notes.  The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee under this Supplemental Indenture and the Trustee shall not be responsible for any statement of the Company in this Supplemental Indenture or in any document issued in connection with the sale of the Notes.

Section 11.05       Trustee or Agents May Own Notes.  The Trustee or any Agent, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee or Agent.

Section 11.06       Monies to be Held in Trust.  Subject to the provisions of Section 7.02, all monies and properties received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received.  Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.  The Trustee shall be under no liability for interest on or the investment of any money received by it hereunder except as may be agreed in writing from time to time by the Company and the Trustee.

Section 11.07       Compensation and Expenses of Trustee.  The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to from time to time in writing between the Company and the Trustee, and the Company shall pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Supplemental Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its own negligence or willful misconduct, as determined by a court of competent jurisdiction in a final non-appealable decision.

The Company also covenants to indemnify each of the Trustee and the Agents (and their respective officers, directors and employees), in any capacity under this Supplemental Indenture and their respective agents for, and to hold each of them harmless from and against, any and all loss, liability, claim, damage, cost or expense incurred without negligence or willful misconduct on its own part and arising out of or in connection with the acceptance or administration of this trust and the performance of its duties and/or the exercise of its rights hereunder or in any other capacity hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Company, a Holder or any other Person)  of liability in the premises.  The Trustee shall notify the Company promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder, unless the Company is materially prejudiced thereby.  The Company shall defend the claim and the Trustee shall cooperate in the defense.  The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel if (i) the Company shall have failed to assume the defense thereof or employed counsel reasonably satisfactory to the Trustee, or (ii) the Trustee has been advised by such counsel that there may be one or more defenses available to it that are different from or in addition to those available to the Company.  The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

The obligations of the Company under this Section 11.07 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a lien prior to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Notes.  The obligation of the Company under this Section 11.07 shall survive the payment of the Notes, the satisfaction and discharge of this Supplemental Indenture and/or the resignation or removal of the Trustee.

When the Trustee, any Agent, and any of their respective agents incur expenses or render services after an Event of Default specified in Section 6.01(i) or Section 6.01(j) with respect to the Company occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

Section 11.08       Officers’ Certificate as Evidence.  Subject to Section 11.01, whenever in the administration of the provisions of this Supplemental Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee.

Section 11.09       Conflicting Interests of Trustee.  If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, this Supplemental Indenture.

Section 11.10       Eligibility of Trustee.  There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 (or if such Person is a member of a bank holding company system, its bank holding company shall have a combined capital and surplus of at least $50,000,000).  If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 11.10, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 11.11       Resignation or Removal of Trustee.

(a)           The Trustee may at any time resign by giving written notice of such resignation to the Company and to the Holders of Notes.  Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee.  If no successor trustee shall have been so appointed and have accepted appointment thirty (30) days after such notice of resignation is given to the Company and the Holders, the resigning Trustee may, upon ten (10) Business Days’ notice to the Company and the Holders, appoint a successor identified in such notice or may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor trustee, or, if any Holder who has been a bona fide Holder of a Note or Notes for at least six (6) months may, subject to the provisions of Section 6.15, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee.  Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b)           In case at any time any of the following shall occur:

(i)            the Trustee shall fail to comply with Section 11.09 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note or Notes for at least six (6) months; or

(ii)           the Trustee shall cease to be eligible in accordance with the provisions of Section 11.10 and shall fail to resign after written request therefor by the Company or by any such Holder; or

(iii)          the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.15, any Holder who has been a bona fide Holder of a Note or Notes for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee; provided, however, that if no successor Trustee shall have been appointed and have accepted appointment thirty (30) days after either the Company or the Holders has removed the Trustee, the Trustee so removed may petition at the Company’s expense any court of competent jurisdiction for an appointment of a successor trustee.  Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c)           The Holders of a majority in aggregate principal amount of the Notes at the time Outstanding may at any time remove the Trustee and nominate a successor trustee which shall be deemed appointed as successor trustee unless, within ten (10) days after notice to the Company of such nomination, the Company objects thereto, in which case the Trustee so removed or any Holder, or if such Trustee so removed or any Holder fails to act, the Company, upon the terms and conditions and otherwise as in Section 11.11(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

(d)           Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 11.11 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 11.12.

Section 11.12       Acceptance by Successor Trustee.  Any successor trustee appointed as provided in Section 11.11 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amount then due it pursuant to the provisions of Section 11.07, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act.  Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.  Any trustee ceasing to act shall, nevertheless, retain a lien upon all property and funds held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 11.07.

No successor trustee shall accept appointment as provided in this Section 11.12 unless, at the time of such acceptance, such successor trustee shall be qualified under the provisions of Section 11.09 and be eligible under the provisions of Section 11.10.

Upon acceptance of appointment by a successor trustee as provided in this Section 11.12, the Company (or the former trustee, at the written direction of the Company) shall give or cause to be given notice of the succession of such trustee hereunder to the Holders of Notes in accordance with Section 12.08(c).  If the Company fails to give such notice within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be given at the expense of the Company.

Section 11.13       Succession by Merger, Etc.  Any corporation into which the Trustee may be merged or exchanged or with which it may be consolidated, or any corporation resulting from any merger, exchange or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including any trust created by this Supplemental Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that in the case of any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, such corporation shall be qualified under the provisions of Section 11.09 and eligible under the provisions of Section 11.10.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Supplemental Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or any authenticating agent appointed by such successor trustee may authenticate such Notes in the name of the successor trustee; and in all such cases such certificates shall have the full force that is provided in the Notes or in this Supplemental Indenture; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, exchange or consolidation.

Section 11.14       Preferential Collection of Claims.  If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of the claims against the Company (or any such other obligor).

Section 11.15       Trustee’s Application for Instructions from the Company.  Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Notes under this Supplemental Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Supplemental Indenture and the date on and/or after which such action shall be taken or such omission shall be effective.  The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three (3) Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

ARTICLE 12.
MISCELLANEOUS

Section 12.01       Effect on Successors and Assigns.  All agreements of the Company, the Trustee, the Registrar, the Paying Agent and the Conversion Agent in this Supplemental Indenture and the Notes shall bind their respective successors.

Section 12.02       Governing Law.  Notwithstanding Section 1.11 of the Base Indenture, the Indenture and the Notes, and any claim, controversy or dispute arising under or related to this Supplemental Indenture or the Notes, shall be governed by, and construed in accordance with, the laws of the State of New York, (without regard to the conflicts of laws provisions thereof other than Section 5-1401 of the General Obligations Law or any successor thereto).

Section 12.03       No Note Interest Created.  Nothing in this Supplemental Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 12.04       Trust Indenture Act.  If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Supplemental Indenture, the latter provision shall control.  If any provision of this Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Supplemental Indenture as so modified or to be excluded, as the case may be.

Section 12.05       Benefits of Indenture.  Nothing in this Supplemental Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto, any Agent or their successors hereunder or the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

Section 12.06       Calculations.  Except as otherwise expressly provided in this Supplemental Indenture, the Company and its Agents (other than Trustee, Registrar, Paying Agent, Transfer Agent and Conversion Agent) shall be responsible for making all calculations called for under this Supplemental Indenture and the Notes. These calculations include, but are not limited to, determinations of the Closing Sale Prices, any adjustments to the Conversion Rate, the conversion obligation deliverable in respect of any conversion and accrued interest payable on the Notes. The Company shall make all these calculations in good faith and, absent manifest error, its calculations shall be final and binding on Holders. The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and the Conversion Agent are entitled to rely conclusively upon the accuracy of the

Company’s calculations without independent verification. The Trustee shall forward the Company’s calculations to any Holders upon the written request of that Holder.

Whenever the Company is required to calculate or make adjustments to the Conversion Rate, the Company shall do so to the 1/10,000th of a share of Common Stock, rounding any additional decimal places up or down in a commercially reasonable manner.

Section 12.07       Execution in Counterparts.  This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.  The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 12.08       Notices.

(a)           Except as otherwise provided herein, any request, demand, authorization, direction, notice, consent, election, waiver or Act of Holders or other document provided or permitted by this Supplemental Indenture to be made upon, given or furnished to, or filed with, the Company or the Trustee shall be in writing and delivered in person or mailed by first class mail, postage prepaid, overnight courier or transmitted by facsimile transmission or electronic transmission in PDF format as follows:

(i)            if to the Trustee by any Holder or by the Company, at its Corporate Trust Office;

(ii)           if to the Company by the Trustee or by any Holder, at the address of its principal office at 1000 Winter Street, Suite 3300, Waltham, Massachusetts 02451.

(b)           The Company or the Trustee, by notice given to the other in the manner provided in this Section 12.08, may designate additional or different addresses for subsequent notices or communications.

(c)           Notwithstanding anything to the contrary in the Indenture, any notice or communication to Holders of Notes in global form (or of a beneficial interest therein) shall be given through the facilities of the Depositary in accordance with the Applicable Procedures; provided, however, that notices to the Holders of Physical Notes shall be mailed by first class mail, postage prepaid to the addresses as they appear on the Register of the Notes maintained by the Registrar.  Notices shall be deemed to have been given on the date given through the facilities of the Depositary in accordance with the Applicable Procedures or the date of such mailing, as applicable.  Whenever a notice is required to be given by the Company, such notice may be given by the Trustee on the Company’s behalf.

(d)                                 Whenever the Company is required to deliver notice to the Holders, the Company shall, by the date it is required to deliver such notice to the Holders, deliver a copy of such notice to the Trustee and the Agents.  Notices to the Trustee shall be deemed given upon actual receipt thereof.

(e)                                  In respect of this Supplemental Indenture, the Trustee shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by electronic transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such electronic transmission; and the Trustee shall not have any liability for losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information.  Each other party agrees to assume all risks arising out of the use of electronic methods to submit instructions, directions, reports, notices or other communications or information to the Trustee, including, without limitation the risk of the Trustee acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties.

Section 12.09                      No Recourse Against Others.  No past, present or future director, officer, employee, incorporator or stockholder of the Company shall have any liability for any obligations of the Company under the Notes, the Indenture or any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder, by accepting a Note, waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

Section 12.10                      Tax Withholding.  Nothing herein shall preclude any tax withholding required by law or regulation.  In particular, any deemed distribution treated as a dividend generally would not give rise to any cash from which any applicable withholding tax could be satisfied and, therefore, if withholding taxes, including backup withholding, are paid on behalf of a Holder or beneficial owner, those withholding taxes may be set off against payments of cash or common stock, if any, payable on the Notes or, in some circumstances, against any payments on the Common Stock.

Section 12.11                      Waiver of Jury Trial.  EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12.12                      U.S.A. Patriot Act.  The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee.  The parties to this Supplemental Indenture agree that they shall provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

Section 12.13                      Force Majeure.  In no event shall the Trustee or any Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, disasters, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 12.14                      Submission to Jurisdiction.  The Company hereby irrevocably consents to jurisdiction of the courts of the State of New York and the courts of the United States of America located in the City of New York and the County of New York, over any suit, action or proceeding with respect to this Supplemental Indenture or the Notes or the transactions contemplated hereby.  The Company waives any objection that it may have to the venue of any suit, action or proceeding with respect to this Supplemental Indenture or the Notes or the transactions contemplated hereby in the courts of the State of New York or the courts of the United States of America, in each case, located in the City of New York and County of New York, or that such suit, action or proceeding brought in the courts of the State of New York or the United States of America, in each case, located in the City of New York and County of New York was brought in an inconvenient court and agrees not to plead or claim the same.  The Company hereby irrevocably appoints Corporation Service Company, 1180 Avenue of the Americas, Suite 210, New York, NY 10036, as its authorized agent in the State of New York upon which process may be served in any such suit or proceedings, and agrees that service of process upon such agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.  The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for the term of this Supplemental Indenture.  Nothing in this Supplemental Indenture shall in any way be deemed to limit the ability to serve any such writs, process or summonses in any other manner permitted by applicable law.

Section 12.15                      Ratification of Base Indenture.  Except as amended hereby with respect to the Notes, the Base Indenture, as amended and supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

Section 12.16                      No Guarantors.  Article XVI of the Base Indenture shall not apply with respect to the Notes.

Section 12.17                      Restriction on Purchases.  Notwithstanding anything to the contrary herein, each Holder of a Physical Note and each Holder of a beneficial interest in a Global Note, in each case, by its acceptance thereof, shall be deemed to have acknowledged and agreed that no “affiliate” (as defined under Rule 144) of the Company or person that has been an “affiliate” (as defined under Rule 144) of the Company during the three months immediately preceding the date of issuance of a Note may purchase, otherwise acquire or hold such Note or a beneficial interest therein, except, in the case of the Company or its Subsidiaries, in accordance with the requirements of Section 2.12 and Section 5.10.

[Remainder of the page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

TESARO, Inc.

By:	/s/ Timothy R. Pearson
Name:	Timothy R. Pearson
Title:	Executive Vice President and Chief Financial Officer

U.S. Bank National Association, as Trustee, Registrar, Paying Agent and Conversion Agent

By:	/s/ Christopher J. Grell
Name:	Christopher J. Grell
Title:	Vice President

SCHEDULE A

The following table sets forth the number of Additional Shares by which the Conversion Rate shall be increased pursuant to Section 4.06 based on hypothetical Stock Prices and the dates set forth below.

Effective	Stock Price
Date	$26.025	$30.00	$35.13	$40.00	$45.00	$50.00	$60.00	$80.00	$100.00	$125.00	$150.00	$200.00
September 29, 2014	9.9618	8.3487	6.4913	5.2721	4.3619	3.6807	2.7424	1.7207	1.1921	0.8162	0.5891	0.3341
October 1, 2015	9.9618	8.2242	6.3052	5.0615	4.1445	3.4663	2.5470	1.5715	1.0801	0.7364	0.5309	0.3007
October 1, 2016	9.9618	8.0571	6.0637	4.7923	3.8695	3.1976	2.3061	1.3927	0.9487	0.6448	0.4649	0.2638
October 1, 2017	9.9618	7.8170	5.7341	4.4332	3.5090	2.8506	2.0026	1.1760	0.7939	0.5394	0.3901	0.2225
October 1, 2018	9.9618	7.4791	5.2829	3.9505	3.0329	2.4002	1.6213	0.9178	0.6159	0.4212	0.3073	0.1771
October 1, 2019	9.9618	6.9821	4.6325	3.2705	2.3798	1.7993	1.1396	0.6181	0.4184	0.2924	0.2168	0.1270
October 1, 2020	9.9618	6.1798	3.5815	2.2111	1.4163	0.9651	0.5450	0.2984	0.2142	0.1556	0.1175	0.0700
October 1, 2021	9.9618	4.8707	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

EXHIBIT A

[FORM OF FACE OF NOTE]

[For Global Notes, include the following legend:]

[THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), A NEW YORK CORPORATION, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

TESARO, Inc.
    3.00% Convertible Senior Notes due 2021

No.:	[ ]

CUSIP:	[CUSIP NUMBER]

Principal Amount $	[ ] [For Global Notes, include the following: as revised by the Schedule of Increases and Decreases in the Global Note attached hereto]

TESARO, Inc., a Delaware corporation (the “Company”), promises to pay to [          ] [include “Cede & Co.” for Global Note] or registered assigns, the principal amount of [add principal amount in words] $[          ] [For Global Notes, include the following:, as revised by the Schedule of Increases and Decreases in the Global Note attached hereto,] on October 1, 2021 (the “Maturity Date”).

Interest Payment Dates:  April 1 and October 1.

Regular Record Dates:  March 15 and September 15.

Additional provisions of this Note are set forth on the other side of this Note.

IN WITNESS WHEREOF, TESARO, Inc. has caused this instrument to be signed manually or by facsimile by one of its duly authorized Officers.

TESARO, Inc.

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Supplemental Indenture.

Dated:

U.S. Bank National Association, as Trustee

By:
Authorized Signatory

[FORM OF REVERSE OF NOTE]

TESARO, Inc.
3.00% Convertible Senior Notes due 2021

This Note is one of a duly authorized issue of securities of the Company (herein called the “Notes”), issued under the First Supplemental Indenture dated as of September 29, 2014 (the “Supplemental Indenture”), to the Base Indenture, dated as of September 29, 2014 (as amended, modified or supplemented from time to time in accordance therewith, the “Base Indenture” and, as amended, modified and supplemented by the Supplemental Indenture, the “Indenture”), by and between the Company and U.S. Bank National Association, herein called the “Trustee,” and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.

This Note does not benefit from a sinking fund.  This Note is not subject to redemption at the option of the Company.

As provided in and subject to the provisions of the Indenture, upon the occurrence of a Fundamental Change, the Holder of this Note shall have the right, at such Holder’s option, to require the Company to purchase this Note, or any portion of this Note (in principal amounts of $1,000 or an integral multiple of $1,000 in excess thereof), on the Fundamental Change Purchase Date at a price equal to the Fundamental Change Purchase Price for such Fundamental Change Purchase Date.

As provided in and subject to the provisions of the Indenture, the Holder hereof has the right, at any time until the Close of Business on the second Scheduled Trading Day immediately preceding the Maturity Date, to convert this Note or a portion of this Note such that the principal amount of this Note converted equals $1,000 or an integral multiple of $1,000 in excess thereof, into a number of shares of Common Stock and an amount in cash, if any, in lieu of fractional shares, determined in accordance with Article 4 of the Supplemental Indenture and subject to adjustment as set forth therein.

As provided in and subject to the provisions of the Indenture, the Company shall make all payments in respect of the Fundamental Change Purchase Price for, and the principal amount of, this Note to the Holder that surrenders this Note to the Paying Agent to collect such payments in respect of this Note.  The Company shall pay cash amounts in money of the U.S. that at the time of payment is legal tender for payment of public and private debts.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be effected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time Outstanding.  The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Note, the Holders of not less than 25% in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity or security satisfactory to it, and the Trustee shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity, and shall not have received from the Holders of a majority in principal amount of Notes at the time Outstanding a direction inconsistent with such request.  The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of the principal hereof or interest hereon, the Fundamental Change Purchase Price with respect to, and the amount of cash, the number of shares of Common Stock or the combination thereof, as the case may be, due upon conversion of this Note or after the respective due dates expressed in the Indenture.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be, the principal of (including the Fundamental Change Purchase Price), interest with respect to, and the amount of cash, a number of shares of Common Stock or a combination of cash and shares of Common Stock, if any, as the case may be, due upon conversion of, this Note at the time, place and rate, and in the coin and currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Register, upon surrender of this Note for registration of transfer to the Trustee, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon a new Note of this series and of like tenor for the same aggregate principal amount shall be issued to the designated transferee.

The Notes are issuable only in registered form without coupons in denominations of $1,000 and integral multiples of $1,000 in excess thereof.  As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

Subject to the rights of the Holders as of the Regular Record Date to receive interest on the related Interest Payment Date, prior to due presentment of this Note for registration of transfer, the Company, the Trustee, the Agents and any of their respective agents may treat the Person in whose name the Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee, the Agents nor any agents shall be affected by notice to the contrary.

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian) and U/G/M/A (= Uniform Gift to Minors Act).

Upon the issuance of any new Note, the Company may require payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including fees and expenses of the Trustee) connected therewith.

All defined terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.  If any provision of this Note limits, qualifies or conflicts with a provision of the Indenture, such provision of the Indenture shall control.

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

To:          TESARO, Inc.

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple of $1,000 in excess thereof) below designated, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any shares of Common Stock issuable and deliverable upon such conversion, together with any cash for any fractional share, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below.  If any shares of Common Stock or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with Section 4.02(g) of the Supplemental Indenture.

Subject to certain exceptions set forth in the Indenture, if this notice is being delivered on a date after the Close of Business on a Regular Record Date and prior to the Open of Business on the Interest Payment Date corresponding to such Regular Record Date, this notice must be accompanied by payment of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Note to be converted.  Any amount required to be paid by the undersigned on account of interest accompanies this Note.

Principal amount to be converted (in an integral multiple of $1,000, if less than all):

$

Dated:

Signature(s)
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee
(Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs:
(i) The Notes Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) another guarantee program acceptable to the Trustee.)

Fill in if a check is to be issued, or shares of Common Stock or Notes are to be registered, otherwise than to or in the name of the registered Holder.

(Name)

(Address)

Please print name and address
(including zip code)

(Social Security or other Taxpayer
Identifying Number)

Dated:

Signature(s)
(Sign exactly as such Person’s name appears above)

Signature Guarantee
(Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs:

(i) The Notes Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP) or (iv) another guarantee program acceptable to the Trustee.)

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE]

To:          TESARO, Inc.

The undersigned registered owner of this Note hereby acknowledges receipt of a Fundamental Change Company Notice from TESARO, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Purchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with the applicable provisions of the Indenture referred to in this Note (i) the entire principal amount of this Note, or the portion thereof (in a principal amounts of $1,000 or an integral multiple of $1,000 in excess thereof) below designated, and (ii) if such Fundamental Change Purchase Date does not occur during the period after a Regular Record Date and on or prior to the Interest Payment Date corresponding to such Regular Record Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Purchase Date.

Principal amount to be purchased (if less than all):

$

Certificate number (if Notes are in certificated form)

Dated:

Signature(s)
(Sign exactly as your name appears on the other side of this Note)

Social Security or Other Taxpayer Identification Number

ATTACHMENT 3

[FORM OF ASSIGNMENT AND TRANSFER]

For value received,                     hereby sell(s), assign(s) and transfer(s) unto                               (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                         to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Dated:

Signature(s)

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee

(Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Notes Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP) or (iv) another guarantee program acceptable to the Trustee)

ATTACHMENT 4

[Insert for Global Note]

SCHEDULE OF INCREASES AND DECREASES IN THE GLOBAL NOTE
Initial Principal Amount of Global Note:

Date	Amount of Increase in Principal Amount of Global Note	Amount of Decrease in Principal Amount of Global Note	Principal Amount of Global Note After Increase or Decrease	Notation by Registrar, Note Custodian or authorized signatory of Trustee